--------------------------------------------------------------------------------



                       HIGHWAYMASTER COMMUNICATIONS, INC.  as Issuer

                           HIGHWAYMASTER CORPORATION
                            as Subsidiary Guarantor


                                  $125,000,000
                         13  3/4% SENIOR NOTES DUE 2005


                               -----------------


                                   INDENTURE


                         Dated as of September 23, 1997


                               -----------------


                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                                   as Trustee


                                ---------------





--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                                                 Indenture Section
---------------                                                                             -----------------
310 (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.10
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.10
    (a)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
    (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
         (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.10
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.3,7.10
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
311 (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.11
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.11
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
312 (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                2.5
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               12.3
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               12.3
313 (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                7.6
         (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
         (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.6,7.7
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.6,12.2
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                7.6
314 (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4.3,12.5
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               11.2
         (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               12.4
         (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11.4,12.4
         (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11.3,11.4
         (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               12.5
         (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
315 (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.1(b)
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.5,12.2
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.1(a)
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.1(c)
         (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               6.11
316 (a)(last sentence)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                2.9
         (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                6.5
         (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                6.4
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.

         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                6.7
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                9.4
317 (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                6.8
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                6.9
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                2.4
318 (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               12.1
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               12.1

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1            DEFINITIONS AND INCORPORATION BY REFERENCE   . . . . . .  1
    SECTION 1.1.     DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . .  1
    SECTION 1.2.     OTHER DEFINITIONS  . . . . . . . . . . . . . . . . . . . 17
    SECTION 1.3.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT  . . . 17
    SECTION 1.4.     RULES OF CONSTRUCTION  . . . . . . . . . . . . . . . . . 18

ARTICLE 2            THE NOTES  . . . . . . . . . . . . . . . . . . . . . . . 18
    SECTION 2.1.     FORM AND DATING  . . . . . . . . . . . . . . . . . . . . 19
    SECTION 2.2.     EXECUTION AND AUTHENTICATION   . . . . . . . . . . . . . 20
    SECTION 2.3.     TRUSTEE, REGISTRAR AND PAYING AGENT  . . . . . . . . . . 21
    SECTION 2.4.     PAYING AGENT TO HOLD MONEY IN TRUST  . . . . . . . . . . 22
    SECTION 2.5.     HOLDER LISTS   . . . . . . . . . . . . . . . . . . . . . 22
    SECTION 2.6.     TRANSFER AND EXCHANGE  . . . . . . . . . . . . . . . . . 22
    SECTION 2.7.     REPLACEMENT NOTES  . . . . . . . . . . . . . . . . . . . 31
    SECTION 2.8.     OUTSTANDING NOTES  . . . . . . . . . . . . . . . . . . . 31
    SECTION 2.9.     TREASURY NOTES   . . . . . . . . . . . . . . . . . . . . 31
    SECTION 2.10.    TEMPORARY NOTES  . . . . . . . . . . . . . . . . . . . . 32
    SECTION 2.11.    CANCELLATION   . . . . . . . . . . . . . . . . . . . . . 32
    SECTION 2.12.    DEFAULTED INTEREST   . . . . . . . . . . . . . . . . . . 32
    SECTION 2.13.    PERSONS DEEMED OWNERS  . . . . . . . . . . . . . . . . . 33
    SECTION 2.14.    CUSIP NUMBERS  . . . . . . . . . . . . . . . . . . . . . 33

ARTICLE 3            REDEMPTION AND PREPAYMENT  . . . . . . . . . . . . . . . 33
    SECTION 3.1.     NOTICES TO TRUSTEE   . . . . . . . . . . . . . . . . . . 33
    SECTION 3.2.     SELECTION OF NOTES TO BE REDEEMED  . . . . . . . . . . . 33
    SECTION 3.3.     NOTICE OF REDEMPTION   . . . . . . . . . . . . . . . . . 34
    SECTION 3.4.     EFFECT OF NOTICE OF REDEMPTION   . . . . . . . . . . . . 35
    SECTION 3.5.     DEPOSIT OF REDEMPTION PRICE  . . . . . . . . . . . . . . 35
    SECTION 3.6.     NOTES REDEEMED IN PART   . . . . . . . . . . . . . . . . 35
    SECTION 3.7.     OPTIONAL REDEMPTION  . . . . . . . . . . . . . . . . . . 35
    SECTION 3.8.     MANDATORY REDEMPTION   . . . . . . . . . . . . . . . . . 36

ARTICLE 4            COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . 36
    SECTION 4.1.     PAYMENT OF NOTES   . . . . . . . . . . . . . . . . . . . 36
    SECTION 4.2.     MAINTENANCE OF OFFICE OR AGENCY  . . . . . . . . . . . . 37
    SECTION 4.3.     PROVISIONS OF REPORTS AND OTHER INFORMATION  . . . . . . 37
    SECTION 4.4.     COMPLIANCE CERTIFICATE   . . . . . . . . . . . . . . . . 38
    SECTION 4.5.     TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . 38
    SECTION 4.6.     STAY, EXTENSION AND USURY LAWS   . . . . . . . . . . . . 39
    SECTION 4.7.     LIMITATION ON RESTRICTED PAYMENTS  . . . . . . . . . . . 39
    SECTION 4.8.     LIMITATION ON DIVIDEND AND OTHER PAYMENT
                       RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES   . . . 42
    SECTION 4.9.     LIMITATION ON INDEBTEDNESS   . . . . . . . . . . . . . . 43
    SECTION 4.10.    LIMITATION ON ASSET SALES  . . . . . . . . . . . . . . . 45
    SECTION 4.11.    LIMITATION ON TRANSACTIONS WITH AFFILIATES   . . . . . . 46

                                                                            Page
                                                                            ----
    SECTION 4.12.    LIMITATION ON LIENS  . . . . . . . . . . . . . . . . . . 47
    SECTION 4.13.    LIMITATION ON ISSUANCE AND SALE OF CAPITAL STOCK OF
                       RESTRICTED SUBSIDIARIES  . . . . . . . . . . . . . . . 47
    SECTION 4.14.    OFFER TO REPURCHASE UPON CHANGE OF CONTROL   . . . . . . 48
    SECTION 4.15.    LIMITATION ON SALE AND LEASEBACK TRANSACTIONS  . . . . . 49
    SECTION 4.16.    COVENANT WITH RESPECT TO BUSINESS ACTIVITIES   . . . . . 49
    SECTION 4.17.    CORPORATE EXISTENCE  . . . . . . . . . . . . . . . . . . 49
    SECTION 4.18.    PLEDGE ACCOUNT   . . . . . . . . . . . . . . . . . . . . 49

ARTICLE 5            SUCCESSORS   . . . . . . . . . . . . . . . . . . . . . . 50
    SECTION 5.1.     MERGER, CONSOLIDATION, OR SALE OF ASSETS   . . . . . . . 50
    SECTION 5.2.     SUCCESSOR COMPANY SUBSTITUTED  . . . . . . . . . . . . . 51

ARTICLE 6            DEFAULTS AND REMEDIES  . . . . . . . . . . . . . . . . . 51
    SECTION 6.1.     EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . 51
    SECTION 6.2.     ACCELERATION   . . . . . . . . . . . . . . . . . . . . . 53
    SECTION 6.3.     OTHER REMEDIES   . . . . . . . . . . . . . . . . . . . . 54
    SECTION 6.4.     WAIVER OF PAST DEFAULTS  . . . . . . . . . . . . . . . . 54
    SECTION 6.5.     CONTROL BY MAJORITY  . . . . . . . . . . . . . . . . . . 54
    SECTION 6.6.     LIMITATION ON SUITS  . . . . . . . . . . . . . . . . . . 54
    SECTION 6.7.     RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT  . . . . . 55
    SECTION 6.8.     COLLECTION SUIT BY TRUSTEE   . . . . . . . . . . . . . . 55
    SECTION 6.9.     TRUSTEE MAY FILE PROOFS OF CLAIM   . . . . . . . . . . . 55
    SECTION 6.10.    PRIORITIES   . . . . . . . . . . . . . . . . . . . . . . 56
    SECTION 6.11.    UNDERTAKING FOR COSTS  . . . . . . . . . . . . . . . . . 56

ARTICLE 7            TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . 57
    SECTION 7.1.     DUTIES OF TRUSTEE  . . . . . . . . . . . . . . . . . . . 57
    SECTION 7.2.     RIGHTS OF TRUSTEE  . . . . . . . . . . . . . . . . . . . 58
    SECTION 7.3.     INDIVIDUAL RIGHTS OF TRUSTEE   . . . . . . . . . . . . . 59
    SECTION 7.4.     TRUSTEE'S DISCLAIMER   . . . . . . . . . . . . . . . . . 59
    SECTION 7.5.     NOTICE OF DEFAULTS   . . . . . . . . . . . . . . . . . . 59
    SECTION 7.6.     REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES   . . . . . . 59
    SECTION 7.7.     COMPENSATION AND INDEMNITY   . . . . . . . . . . . . . . 60
    SECTION 7.8.     REPLACEMENT OF TRUSTEE   . . . . . . . . . . . . . . . . 61
    SECTION 7.9.     SUCCESSOR TRUSTEE BY MERGER, ETC   . . . . . . . . . . . 62
    SECTION 7.10.    ELIGIBILITY; DISQUALIFICATION  . . . . . . . . . . . . . 62
    SECTION 7.11.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY  . . . 62

ARTICLE 8            DEFEASANCE AND DISCHARGE   . . . . . . . . . . . . . . . 62
    SECTION 8.1.     OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
                       DEFEASANCE   . . . . . . . . . . . . . . . . . . . . . 62
    SECTION 8.2.     LEGAL DEFEASANCE   . . . . . . . . . . . . . . . . . . . 63
    SECTION 8.3.     COVENANT DEFEASANCE  . . . . . . . . . . . . . . . . . . 63
    SECTION 8.4.     CONDITIONS TO LEGAL OR COVENANT DEFEASANCE   . . . . . . 64
    SECTION 8.5.     DISCHARGE  . . . . . . . . . . . . . . . . . . . . . . . 65
    SECTION 8.6.     DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD
                       IN TRUST; OTHER

                                                                            Page
                                                                            ----

                       MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . 65
    SECTION 8.7.     REPAYMENT TO COMPANY   . . . . . . . . . . . . . . . . . 66
    SECTION 8.8.     REINSTATEMENT  . . . . . . . . . . . . . . . . . . . . . 66

ARTICLE 9            AMENDMENT, SUPPLEMENT AND WAIVER   . . . . . . . . . . . 66
    SECTION 9.1.     WITHOUT CONSENT OF HOLDERS OF NOTES  . . . . . . . . . . 67
    SECTION 9.2.     WITH CONSENT OF HOLDERS OF NOTES   . . . . . . . . . . . 67
    SECTION 9.3.     COMPLIANCE WITH TRUST INDENTURE ACT  . . . . . . . . . . 69
    SECTION 9.4.     REVOCATION AND EFFECT OF CONSENTS  . . . . . . . . . . . 69
    SECTION 9.5.     NOTATION ON OR EXCHANGE OF NOTES   . . . . . . . . . . . 70
    SECTION 9.6.     TRUSTEE TO SIGN AMENDMENTS, ETC  . . . . . . . . . . . . 70
    SECTION 9.7.     PAYMENTS FOR CONSENT   . . . . . . . . . . . . . . . . . 70

ARTICLE 10           SUBSIDIARY GUARANTEES  . . . . . . . . . . . . . . . . . 70
    SECTION 10.1.    GUARANTEES.  . . . . . . . . . . . . . . . . . . . . . . 71
    SECTION 10.2.    SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON
                       CERTAIN TERMS  . . . . . . . . . . . . . . . . . . . . 72
    SECTION 10.3.    LIMITATION ON LIABILITY  . . . . . . . . . . . . . . . . 73
    SECTION 10.4.    SUCCESSORS AND ASSIGNS   . . . . . . . . . . . . . . . . 74
    SECTION 10.5.    NO WAIVER  . . . . . . . . . . . . . . . . . . . . . . . 74
    SECTION 10.6.    MODIFICATION   . . . . . . . . . . . . . . . . . . . . . 74
    SECTION 10.7.    RELEASE OF SUBSIDIARY GUARANTOR  . . . . . . . . . . . . 74
    SECTION 10.8.    EXECUTION OF SUPPLEMENTAL INDENTURE BY FUTURE
                       RESTRICTED SUBSIDIARIES  . . . . . . . . . . . . . . . 74

ARTICLE 11           COLLATERAL AND SECURITY  . . . . . . . . . . . . . . . . 75
    SECTION 11.1.    PLEDGE AGREEMENT   . . . . . . . . . . . . . . . . . . . 75
    SECTION 11.2.    RECORDING AND OPINIONS   . . . . . . . . . . . . . . . . 76
    SECTION 11.3.    RELEASE OF COLLATERAL  . . . . . . . . . . . . . . . . . 76
    SECTION 11.4.    CERTIFICATE OF THE COMPANY   . . . . . . . . . . . . . . 77
    SECTION 11.5.    AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE
                       UNDER THE PLEDGE AGREEMENT   . . . . . . . . . . . . . 77
    SECTION 11.6.    AUTHORIZATION OF FUNDS BY THE TRUSTEE UNDER THE
                       PLEDGE AGREEMENT   . . . . . . . . . . . . . . . . . . 78
    SECTION 11.7.    TERMINATION OF SECURITY INTEREST   . . . . . . . . . . . 78

ARTICLE 12           MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . 78
    SECTION 12.1.    TRUST INDENTURE ACT CONTROLS   . . . . . . . . . . . . . 78
    SECTION 12.2.    NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . 78
    SECTION 12.3.    COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS
                       OF NOTES   . . . . . . . . . . . . . . . . . . . . . . 79
    SECTION 12.4.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT   . . 79
    SECTION 12.5.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION  . . . . . 80
    SECTION 12.6.    RULES BY TRUSTEE AND AGENTS  . . . . . . . . . . . . . . 80
    SECTION 12.7.    NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                       EMPLOYEES AND OTHERS.  . . . . . . . . . . . . . . . . 80
    SECTION 12.8.    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . 81
    SECTION 12.9.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS  . . . . . 81
    SECTION 12.10.   SUCCESSORS   . . . . . . . . . . . . . . . . . . . . . . 81
    SECTION 12.11.   SEVERABILITY   . . . . . . . . . . . . . . . . . . . . . 81
    SECTION 12.12.   ORIGINALS  . . . . . . . . . . . . . . . . . . . . . . . 81
    SECTION 12.13.   TABLE OF CONTENTS, HEADINGS, ETC.  . . . . . . . . . . . 81
    SECTION 12.14.   COUNTERPARTS   . . . . . . . . . . . . . . . . . . . . . 82

                              EXHIBITS AND ANNEX

Exhibit A      FORM OF NOTE . . . . . . . . . . . . . . . . . .  A-1
Exhibit B      CERTIFICATE OF TRANSFEROR  . . . . . . . . . . .  B-1

Annex I        CERTAIN AFFILIATE TRANSACTIONS . . . . . . . . .  I-1





*        Check applicable box.

                                                                     EXHIBIT 4.5

                 This INDENTURE, dated as of September 23, 1997, is by and among HighwayMaster Communications, Inc., a Delaware corporation (the "Company"), HighwayMaster Corporation, a Delaware corporation, as the initial Subsidiary Guarantor, and Texas Commerce Bank National Association, as trustee (the "Trustee").

                 The parties listed above agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 13-3/4% Senior Notes due 2005, Series A (the "Series A Notes") and the 13-3/4% Senior Notes due 2005, Series B (the "Series B Notes" and, together with the Series A Notes, the "Notes").


                                   ARTICLE 1

                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.1.     DEFINITIONS.

                 "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                 "Agent" means any Registrar or Paying Agent.

                 "Applicable Law", except as the context may otherwise require, means all applicable laws, rules, regulations, ordinances, judgments, decrees, injunctions, writs and orders of any court or governmental or congressional agency or authority and rules, regulations, orders, licenses and permits of any United States federal, state, municipal, regional, or other governmental body, instrumentality, agency or authority.

                 "Asset Sale" means (a) the direct or indirect sale, lease, license, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback or similar arrangement, by merger or consolidation) by the Company or a Restricted Subsidiary (a "disposition"), in one transaction or a series of transactions; provided that the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.14 and/or Section 5.1 and not by the provisions of
Section 4.10, and (b) the issuance or disposition by the Company or any of its Restricted Subsidiaries of Equity Interests of the Company's Restricted Subsidiaries. Notwithstanding the foregoing, none of the following will be deemed an Asset Sale: (i) a disposition of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to a Restricted Subsidiary; (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary; (iii) a Restricted Payment that is permitted by Section 4.7; (iv) dispositions in any fiscal year with Net Proceeds in the aggregate of $1,000,000 or less; (v) dispositions of assets or rights in the ordinary course of business consistent with past practices ("OCB dispositions"); (vi) dispositions of inventory that would constitute OCB dispositions except that the consideration therefor received by the Company or such Restricted Subsidiary consists of Telecommunications Assets usable by the Company and its Restricted Subsidiaries in the ordinary course of business; (vii) the grant in the ordinary course of business of any license of intellectual property rights (which includes backup, escrow and other licensing arrangements common in the Telecommunications Business to the extent that such arrangements are beneficial to the Company and its Restricted Subsidiaries) if
(A) such license by its terms prohibits any disposition thereof (including any sublicense thereof) other than sublicenses in the ordinary course of business
(1) to Affiliates of such licensee or, (2) solely for the use thereof in the ordinary course of business, to customers of such licensee, (B) the Company or one or more of its Restricted Subsidiaries retains the unconditional right to use such intellectual property without payment of any royalty or other consideration at least to the extent and in the manner that the Company and its Restricted Subsidiaries used such intellectual property rights at the time of the grant of such license, and (C) neither the grant of such license nor the use thereof by the licensee results in a material decrease in the value of the related intellectual property rights retained by the Company and its Restricted Subsidiaries or interferes with or impairs the ability of the Company and its Restricted Subsidiaries to conduct their business; (viii) the grant of any license of intellectual property rights if (A) such license provides rights to the licensee only with respect to jurisdictions outside of the United States and Canada, (B) the Company or one or more of its Restricted Subsidiaries retains the unconditional right to use such intellectual property in the United States and Canada without payment of any royalty or other consideration, and
(C) neither the grant of such license nor the use thereof by the licensee results in a material decrease in the value of the related retained intellectual property rights within the United States and Canada; (ix) any liquidation of any Cash Equivalent; (x) any disposition of defaulted receivables for collection; and (xi) the grant of any Lien securing Indebtedness (or any foreclosure thereon) to the extent that such Lien is granted in compliance with Section 4.12.

                 "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                 "Bank Credit Agreement" means any senior revolving credit facility governing Indebtedness for borrowed money owed by the Company or a Restricted Subsidiary to banks, trust companies or other institutions that are principally engaged in the business of lending money to businesses.

                 "Bankruptcy Law" means Title 11, United States Code, as may be amended from time to time, or any similar federal or state law for the relief of debtors.

                 "Board of Directors" means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person.

                 "Board Resolutions" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                 "Business Day" means any day other than a Saturday, Sunday, public holiday or day on which banking institutions in New York (or, with respect to any payments or transfers to be made by the Trustee or any Agent, as applicable, in the city where such Trustee or Agent is located) are authorized or obligated by law or executive order to close.

                 "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                 "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                 "Cash Equivalents" means (i) Government Securities having maturities of not more than twelve months from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any member bank of the U.S. Federal Reserve System having capital and surplus in excess of $500,000,000, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any financial institution meeting the qualifications specified in clause (ii) above, and (iv) commercial paper having the rating of at least P-1 from Moody's Investors Service, Inc., or any successor to its rating business, or at least A-1 from Standard & Poor's Ratings Group, or any successor to its rating business, and in each case maturing within 180 days after the date of acquisition.

                 "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Restricted Subsidiary;
(ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than a Permitted Holder, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of a greater percentage of the voting stock of the Company than the percentage of the voting stock of the Company held by the Permitted Holders; (iv) the first day on which the Permitted Holders in the aggregate hold less than 35% of the voting stock of the Company; or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

                 "Closing Date" means the date of original issuance of the Series A Notes.

                 "Collateral" means the Pledged Securities and the proceeds thereof.

                 "Commission" or "SEC" means the Securities and Exchange Commission, and any successor thereto.

                 "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) to the extent deducted in computing Consolidated Net Income, the sum of (i) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, (ii) Consolidated Interest Expense and
(iii) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period, and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period), minus (b) non-cash items increasing consolidated revenues in determining such Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserves for, anticipated cash charges in any prior period), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the amounts referred to in clauses (a) and (b) of the preceding sentence with respect to Restricted Subsidiaries shall only be added to (deducted from) Consolidated Net Income to compute Consolidated Cash Flow to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be paid as a dividend to the Company by such Restricted Subsidiary without direct or indirect restriction pursuant to the terms of its charter and by-laws and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

                 "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus
(ii) the aggregate liquidation value of all Disqualified Stock (and in the case of a Restricted Subsidiary of the Company, preferred stock other than preferred stock held by the Company or any of its Restricted Subsidiaries) of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, interest payments in respect of Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, in each case, on a consolidated basis and in accordance with GAAP, and (iii) the product of (A) the aggregate amount of dividends paid (to the extent not accrued in a prior period) or accrued on Disqualified Stock of the Company and its Restricted Subsidiaries or preferred stock of the Company's Restricted Subsidiaries, to the extent such Disqualified Stock or preferred stock is owned by Persons other than the Company and its Restricted Subsidiaries and (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, local and foreign statutory tax rate of such Person, expressed as a decimal.

                 "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person as to which Consolidated Net Income is being calculated, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such Net Income would not be permitted at the date of determination directly or indirectly, pursuant to the terms of its charter and by-laws and all agreements, instruments, judgments, decrees, orders, statutes, rules or governmental regulations applicable to such Restricted Subsidiary or its stockholders, (iii) the Net Income (if positive) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

                 "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common equity holders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred equity (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends or other distributions, unless such dividends or other distributions may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred equity, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Closing Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all investments as of such date in Persons that are not Restricted Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

                 "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Closing Date, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination of election, or (iii) was designated pursuant to the Stockholders' Agreement to be a member of the Board of Directors by a stockholder of the Company who was a party to the Stockholders' Agreement as of the Closing Date if such designation bound all parties to the Stockholders' Agreement to take all action necessary to cause such individual to be elected to such Board of Directors.

                 "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company.

                 "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

                 "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                 "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A that do not include the paragraph called for by footnote 1 or the schedule called for by footnote 4 thereof.

                 "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                 "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

                 "Eligible Inventory" means the finished goods, raw materials and work-in-process of the Company and its Restricted Subsidiaries less any applicable reserves, each of the foregoing determined in accordance with GAAP.

                 "Eligible Receivables" means the trade receivables of the Company and its Restricted Subsidiaries less the allowance for doubtful accounts, each of the foregoing determined in accordance with GAAP.

                 "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                 "Equity Investment" means the issuance after the Closing Date of Capital Stock of the Company (other than Disqualified Stock) to any Person other than a Subsidiary of the Company in a single transaction or one or more transactions within a twelve-month period resulting in net cash proceeds to the Company of at least $30,000,000.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                 "Exchange Notes" means the Series B Notes to be issued by the Company upon the expiration of the Exchange Offer pursuant to the terms of the Registration Rights Agreement, containing terms identical in all material respects to the Series A Notes (except that (i) the transfer restrictions thereon shall be eliminated (other than as may be imposed by state securities laws) and (ii) there will be no provision for the payment of Liquidated Damages).

                 "Exchange Offer" means, subject to the terms of the Registration Rights Agreement, the offer by the Company to the Holders of the opportunity to exchange their Series A Notes for Exchange Notes pursuant to a registration statement filed with the Commission.

                 "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Closing Date pro forma after giving effect to the offering and sale of the Series A Notes.

                 "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy; provided that if such value exceeds $1,000,000, such determination shall be made in good faith by the Board of Directors of the Company.

                 "GAAP" means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

                 "Global Note" means a Note that contains the paragraph called for by footnote 1 and the schedule referred to in footnote 4 to the form of the Note attached hereto as Exhibit A.

                 "Government Securities" means direct obligations of, or obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

                 "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                 "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest or currency exchange rate swap agreements, interest or currency exchange rate cap agreements and interest or currency exchange rate collar agreements and (ii) other agreements or arrangements, in any case, designed to protect such Person against fluctuations in interest or currency exchange rates (as appropriate, "Interest Rate Hedges" and "Currency Hedges").

                 "Holder" or "Securityholder" means a Person in whose name a
Note is registered on the Register.

                 "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

                 "Indebtedness" means, with respect to any Person, (a) any liability of such Person, whether or not contingent (i) for borrowed money, or under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility; (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation); (iii) for the payment of money relating to a Capital Lease Obligation; (iv) for or pursuant to Disqualified Stock; (v) for or pursuant to preferred stock of any Restricted Subsidiary of the Company (other than preferred stock held by the Company or any of its Restricted Subsidiaries); (vi) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes a trade payable or accrued liability in the ordinary course of business that is not overdue by more than 90 days or is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted); or (vii) under or in respect of Hedging Obligations; (b) any liability of others described in the preceding clause (a) that such Person has guaranteed, that is recourse to such Person or that is otherwise its legal liability, or the payment of which is secured by (or for which the holder of such liability has an existing right to be secured by) any Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such liability; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above. The amount of any non-interest bearing or other discount Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer dated such date prepared in accordance with GAAP, but such Indebtedness shall be deemed to have been Incurred only on the date of the original issuance thereof.

                 "Indenture" means this Indenture, as amended or supplemented from time to time.

                 "Initial Subsidiary Guarantor" means HighwayMaster Corporation, a Delaware corporation.

                 "Interest Payment Date" means each March 15 and September 15 of each year.

                 "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations (but excluding endorsements of negotiable instruments for collection in the ordinary course of business)), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions (for consideration) of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of Equity Interests or other securities by the Company or any of its Restricted Subsidiaries for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment.

                 "Leverage Ratio" means, with respect to any Person as of any date of determination (the "Calculation Date"), the ratio of (i) the Consolidated Indebtedness of such Person as of the Calculation Date to (ii) the result of the multiplication of the Consolidated Cash Flow of such Person for the most recent full fiscal quarter ending immediately prior to the Calculation Date for which internal financial statements are available times four. In the event that the Company or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness (other than revolving credit borrowings with respect to which the related commitment remains outstanding) or issues or redeems Disqualified Stock subsequent to the commencement of the period for which the Leverage Ratio is being calculated but prior to the Calculation Date, then the Leverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Disqualified Stock, as if the same had occurred at the beginning of the applicable period. For purposes of making the computation referred to above, dispositions of all or substantially all of an operating unit of a business, Investments, acquisitions, and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries, including all mergers and consolidations during the quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, shall be calculated on a pro forma basis assuming that all such dispositions, Investments, acquisitions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations and the change in Consolidated Cash Flow resulting therefrom) had occurred on the first day of such reference period. If since the beginning of such reference period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition which constitutes all or substantially all of an operating unit of a business, discontinued operation, merger or consolidation that would have required adjustment pursuant to this definition, the Leverage Ratio shall be calculated giving pro forma effect thereto for such reference period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of such reference period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.

                 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, and any lease in the nature thereof) .

                 "Liquidated Damages" means liquidated damages as defined in
Section 5 of the Registration Rights Agreement.

                 "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with
(a) any sales of assets (including, without limitation, dispositions pursuant to sale and leaseback transactions) other than in the ordinary course of business or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, (ii) any extraordinary or non-recurring gain (but not loss), together with any related provision for taxes on such extraordinary or non-recurring gain (but not loss), and (iii) unrealized foreign exchange gains (but not losses).

                 "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, (i) Cash Equivalents received as consideration in such Asset Sale, (ii) any cash received upon the disposition of any non-cash consideration received in such Asset Sale, and (iii) any assumption of liabilities deemed to constitute "cash" for purposes of Section 4.10), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), any relocation expenses incurred as a result thereof, any taxes paid or payable by the Company or any of its Restricted Subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be paid to any Person (other than the Company and its Restricted Subsidiaries) having a Lien on the assets subject to the Asset Sale, amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP (provided that the amount of any such reserve shall be deemed to constitute Net Proceeds at the time such reserve shall have been released or is not otherwise required to be retained for such purpose).

                 "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) as to which the lenders have expressly waived any recourse which they may have, in law, equity or otherwise, whether based on misrepresentation, control, ownership or otherwise, to the Company or any of its Restricted Subsidiaries, including, without limitation, a waiver of the benefits of the provisions of Section 1111(b) of the Bankruptcy Law.

                 "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                 "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                 "Officer" means, with respect to any Person, the chief executive officer, the president, the chief operating officer, the chief financial officer, the chief accounting officer, the treasurer, any assistant treasurer, the controller, the secretary, any assistant secretary or any vice-president of such Person.

                 "Officers' Certificate" means a certificate signed on behalf of a Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, that meets the requirements of Section 12.5 hereof.

                 "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.5 hereof. The counsel may be counsel to the Company, any Subsidiary of the Company or the Trustee.

                 "Permitted Holders" means (i) Carlyle HighwayMaster Investors, L.P., Carlyle HighwayMaster Investors II, L.P., H.M. Rana Investments Limited, TC Group, L.L.C., Mark D. Ein, Chase Manhattan Investment Holdings, Inc., Archery Partners, Clipper/Merban, L.P., Clipper/Merchant Partners, L.P., Clipper Capital Associates, L.P., Erin Mills International Investment Corporation, The Erin Mills Investment Corporation, The Erin Mills Development Corporation, William C. Kennedy, Jr., Donald M. Kennedy, William C. Saunders, Robert S. Folsom, Robert T. Hayes, and Southwestern Bell Wireless Holdings, Inc., (ii) in the case of each Permitted Holder described in clause (i) that is an entity, the beneficial owners of such entity as of the Closing Date, and
(iii) all Affiliates of Permitted Holders described in clauses (i) and (ii) (provided that, for purposes of this clause (iii) only, the proviso set forth in the definition of the term "Affiliate" shall be deemed modified to provide that beneficial ownership of 50% or more of the voting securities of a Person shall constitute, and shall be necessary to constitute, control).

                 "Permitted Investments" means (i) any Investment in the Company or in a Restricted Subsidiary of the Company; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any of its Restricted Subsidiaries in a Person engaged in the Telecommunications Business if, as a result of such Investment, (A) such Person becomes a Restricted Subsidiary of the Company or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (iv) any Investment in Government Securities in accordance with the provisions of the Pledge Agreement; (v) Investments the payment for which consists exclusively of Equity Interests (excluding Disqualified Stock) of the Company;
(vi) Investments in shares of money market mutual or similar funds having assets in excess of $500,000,000; and (vii) Investments in negotiable instruments held for collection in the ordinary course of business and lease, utility and similar deposits.

                 "Permitted Liens" means (i) Liens securing Permitted Indebtedness Incurred pursuant to clause (i) of the definition of such term;
(ii) Liens in favor of the Company and/or its Restricted Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any such Restricted Subsidiary; (iv) Liens securing any Acquired Indebtedness and which exist at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens arising under this Indenture in favor of the Trustee; (vi) Liens existing on the Closing Date; (vii) Liens arising by reason of (1) any judgment, decree or order of any court not constituting an Event of Default; (2) taxes not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP; (3) security for payment of workers' compensation or other insurance; (4) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of money), bids, licenses, performance or similar bonds and other obligations of a like nature, in the ordinary course of business; (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessees), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations or in lieu of surety or appeal bonds; (7) surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; or (8) operation of law or statute and incurred in the ordinary course of business, including without limitation, those in favor of mechanics, materialmen, suppliers, laborers or employees, and, if securing sums of money, for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP; (viii) Liens created by the Pledge Agreement; (ix) Liens resulting from the deposit of funds or Government Securities in trust for the purpose of decreasing or defeasing Indebtedness of the Company and its Restricted Subsidiaries so long as such deposit of funds or Government Securities and such decreasing or defeasing of Indebtedness are permitted under Section 4.7; (x) Liens securing obligations in a maximum aggregate amount not to exceed $15,000,000 and consisting exclusively of (1) Permitted Indebtedness Incurred pursuant to clause (vii) of Section 4.9(b) and
(2) Attributable Debt that could have been Incurred as a Capital Lease Obligation pursuant to clause (vii) of Section 4.9(b); provided that such Liens attach only to assets subject to such capital lease or sale or leaseback transaction and other assets directly related thereto; (xi) Liens constituting licenses of intellectual property rights not otherwise prohibited under the terms of this Indenture; and (xii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (iii), (iv) and (vi) above; provided that the principal amount of the Indebtedness secured thereby shall not exceed the principal amount of Indebtedness secured thereby immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or a part of the property that secured the Lien so extended, renewed or replaced (plus improvements on such property).

                 "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used by such Person to extend, refinance, renew, replace, defease or refund other Indebtedness of such Person ("Old Indebtedness"); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Old Indebtedness;
(ii) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Old Indebtedness; (iii) if the Old Indebtedness is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Old Indebtedness;

(iv) such Permitted Refinancing Indebtedness is on terms that are no more restrictive, as a whole, than those governing such Old Indebtedness; and (v) such Permitted Refinancing Indebtedness is Incurred only by the Company or the Restricted Subsidiary that is the obligor on the Old Indebtedness.

                 "Permitted Telecommunications Investments" means Investments made by the Company and its Restricted Subsidiaries in Persons (including Unrestricted Subsidiaries) engaged as a primary business in the Telecommunications Business.

                 "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Pledge Account" means an account established with the Trustee pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities purchased by the Company with a portion of the proceeds from the sale of the Notes.

                 "Pledge Agreement" means the Pledge and Security Agreement, dated as of the Closing Date, by and among the Company, the Trustee and the Pledge Agent named therein, governing the disbursement of funds from the Pledge Account, as such may be amended from time to time pursuant to the terms thereof.

                 "Pledged Securities" means the securities purchased with a portion of the proceeds from the sale of the Notes, which shall consist of Government Securities, to be deposited in the Pledge Account.

                 "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of the Closing Date, by and among the Company, the Initial Subsidiary Guarantor and the other parties thereto, as such agreement may be amended from time to time pursuant to the terms thereof.

                 "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Restricted Investment" means an Investment other than a Permitted Investment.

                 "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Stockholders' Agreement" means that certain Amended and Restated Stockholders Agreement, dated as of September 27, 1996, by and among the Company and certain stockholders of the Company, as in effect on the Closing Date.

                 "Subordinated Indebtedness" means Indebtedness of the Company (or a Restricted Subsidiary) that is expressly subordinated in right of payment to the Notes (or a Subsidiary Guarantee, as appropriate).

                 "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Unless indicated to the contrary, "Subsidiary" refers to a Subsidiary of the Company.

                 "Subsidiary Guarantee" means an unconditional guaranty of the Notes and this Indenture given by any Restricted Subsidiary or other Person pursuant to the terms of this Indenture or any supplement hereto.

                 "Subsidiary Guarantors" means (i) as of the Closing Date, the Initial Subsidiary Guarantor, and (ii) thereafter, any other Restricted Subsidiary that becomes a guarantor of the Notes in compliance with the provisions of this Indenture and executes a supplemental indenture agreeing to be bound by the terms of this Indenture; in each case until such time, if any, as such Restricted Subsidiary is released from the Subsidiary Guarantee as permitted by this Indenture.

                 "Telecommunications Assets" means assets or working capital used or useful in the conduct or furtherance of a Telecommunications Business.

                 "Telecommunications Business" means the business of (i) developing, implementing, marketing and distributing voice, data or position location solutions for mobile communications markets, or (ii) evaluating, participating in or pursuing any other activity or opportunity that is related to those identified in clause (i) above.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) and the rules and regulations thereunder, as in effect on the date on which this Indenture is qualified under the TIA (except as provided in Sections 9.1(f) and 9.3 hereof).

                 "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.6 hereof.

                 "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                 "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution of the Company, but only to the extent that such Subsidiary (i) has no Indebtedness other than Non-Recourse Debt, (ii) does not own any Equity Interests of, or own or hold any Lien on, any property of the Company or any Restricted Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated), (iii) has not, and the Subsidiaries of such Subsidiary have not at the time of designation, and does not thereafter, Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries, (iv) is not party to any material agreement, contract, arrangement or understanding with the Company or any of its Restricted Subsidiaries unless either (a) the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, or (b) such agreement, contract, arrangement or understanding is a license of intellectual property by the Company or a Restricted Subsidiary of the Company to an Unrestricted Subsidiary of the Company and less than all of the outstanding Capital Stock or other ownership interests of such Unrestricted Subsidiary (other than directors' qualifying shares) is owned by the Company and its Restricted Subsidiaries, (v) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, (vi) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries and (vii) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Company giving effect to such designation and an Officers' Certificate certifying that (i) such designation complied with the foregoing conditions, (ii) such designation was permitted by Section 4.7, (iii) immediately after giving effect to such designation, the Company could Incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.9(a), and (iv) no Default or Event of Default would be in existence immediately following such designation. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness, Liens or agreements of such Subsidiary shall be deemed to be Incurred or created by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness, Liens or agreements are not permitted to be Incurred or created as of such date under the covenants described in Article IV of this Indenture, the Company shall be in default of such covenants). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an Incurrence of Indebtedness and a creation of Liens and agreements by a Restricted Subsidiary of the Company of any outstanding Indebtedness, Liens or agreements of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness, Liens and agreements are permitted under the covenants described in Article IV of this Indenture, and (ii) no Default or Event of Default would be in existence immediately following such designation.

                 "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                 "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.2.     OTHER DEFINITIONS.

                                                                    Defined in
            Term                                                      Section
            ----                                                      -------

         "Affiliate Transaction"  . . . . . . . . . . . . . . . . . . . 4.11
         "Asset Sale Offer" . . . . . . . . . . . . . . . . . . . . . . 4.10(b)
         "Change of Control Offer"  . . . . . . . . . . . . . . . . . . 4.14(a)
         "Change of Control Payment"  . . . . . . . . . . . . . . . . . 4.14(a)
         "Change of Control Payment Date" . . . . . . . . . . . . . . . 4.14(b)
         "Covenant Defeasance"  . . . . . . . . . . . . . . . . . . . . 8.3
         "Discharge"  . . . . . . . . . . . . . . . . . . . . . . . . . 8.5
         "DTC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1(b)
         "DTC Participants" . . . . . . . . . . . . . . . . . . . . . . 2.1(b)
         "Event of Default" . . . . . . . . . . . . . . . . . . . . . . 6.1
         "Legal Defeasance" . . . . . . . . . . . . . . . . . . . . . . 8.2
         "Paying Agent" . . . . . . . . . . . . . . . . . . . . . . . . 2.3
         "Permitted Indebtedness" . . . . . . . . . . . . . . . . . . . 4.9(b)
         "Register" . . . . . . . . . . . . . . . . . . . . . . . . . . 2.3
         "Registrar"  . . . . . . . . . . . . . . . . . . . . . . . . . 2.3
         "Restricted Payments"  . . . . . . . . . . . . . . . . . . . . 4.7(a)
         "SEC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1 ("Commission")
         "Separation Date"  . . . . . . . . . . . . . . . . . . . . . . 2.6(k)
         "Unit Legend"  . . . . . . . . . . . . . . . . . . . . . . . . 2.6(k)
         "Units"  . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.6(k)
         "Warrants" . . . . . . . . . . . . . . . . . . . . . . . . . . 2.6(k)

SECTION 1.3.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                 Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                 The following TIA terms used in this Indenture have the following meanings:

                 "indenture securities" means the Notes;

                 "indenture security holder" means a Holder of a Note;

                 "indenture to be qualified" means this Indenture;

                 "indenture trustee" or "institutional trustee" means the Trustee;

                 "obligor" on the Notes means the Company and any successor obligor upon the Notes.

                 All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4.   RULES OF CONSTRUCTION.

                 Unless the context otherwise requires:

                 (a)      a term has the meaning assigned to it;

                 (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (c)      "or" is not exclusive;

                 (d) words in the singular include the plural, and in the plural include the singular;

                 (e)     provisions apply to successive events and transactions;

                 (f) references to sections of or rules under the Exchange Act or the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

                 (g) "herein," "hereof" and other words or similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision.

                                   ARTICLE 2
                                   THE NOTES

SECTION 2.1.   FORM AND DATING.

                 (a) General Form of Notes. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued only in registered form without coupons and only in minimum denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Notes offered and sold in reliance on Rule 144A under the Securities Act or outside of the United States to a non-U.S. Person in reliance on Regulation S under the Securities Act will initially be issued only in the form of one or more Global Notes. Notes offered and sold in reliance on any other exemption from registration under the Securities Act will be issued only in the form of Definitive Notes. Global Notes shall be substantially in the form of Exhibit A attached hereto (including the text and schedule called for by footnotes 1 and 4 thereto). Definitive Notes shall be substantially in the form of Exhibit A attached hereto (excluding the text and schedule called for by footnotes 1 and 4 thereto). Global Notes or Definitive Notes issued as Exchange Notes will not include the legend called for by footnote 2 of Exhibit
A. Global Notes or Definitive Notes issued after the Separation Date will not include the legend called for by footnote 3 of Exhibit A.

                 (b) Form of Global Notes. Each Global Note (i) shall represent such portion of the outstanding Notes as shall be specified therein,
(ii) shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions, (iii) shall be registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as provided herein, for credit to the respective accounts of the Holders (or such accounts as they may direct) at the Depositary, (iv) shall be delivered by the Trustee or its Agent to the Depositary or a Note Custodian pursuant to the Depositary's instructions and
(v) shall bear a legend substantially to the following effect:

          "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), New York, New York, to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is required by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

Members of, or participants in, the Depositary ("DTC Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished to the Depositary or impair, as between the Depositary and its agent members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                 Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

                 (c) Form of Definitive Notes. Definitive Notes may be produced in any manner determined by the Officers of the Company executing such Notes, as evidenced by their execution of such Notes. The Trustee must register Definitive Notes so issued in the name of, and cause the same to be delivered to, such Person (or its nominee). Except as provided in this Section
2.1 or Section 2.6, any Person having a beneficial interest in the Global Note may not exchange such beneficial interest for fully certificated Definitive Notes in duly registered form.

                 (d) Provisions Applicable to Forms of Notes. The Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any Applicable Law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Officers of the Company executing such Notes, as conclusively evidenced by their execution of such Notes. All Notes shall be otherwise substantially identical except as provided herein.

                 Subject to the provisions of this Article 2, a registered Holder of a beneficial interest in a Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.2.   EXECUTION AND AUTHENTICATION.

                 An Officer of the Company shall sign the Notes for the Company by manual or facsimile signature. The Company's seal may be reproduced on the Notes and may be in facsimile form.

                 If an Officer of the Company whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                 A Note shall not be valid or obligatory for any purpose or entitled to the benefits of this Indenture until authenticated by the manual signature of the Trustee or its authenticating agent. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                 The Trustee shall, upon the delivery to the Trustee of a written order of the Company signed by two Officers, from time to time, authenticate Notes for original issue up to an aggregate principal amount of $125,000,000. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof.

                 The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.3.   TRUSTEE, REGISTRAR AND PAYING AGENT.

                 The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent").
The Registrar shall keep a register ("Register") of the Notes and of their transfer and exchange. The Company may also from time to time appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar upon notice to the Holders. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act, subject to the last paragraph of this Section 2.3, as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar; provided, however, that none of the Company, its Subsidiaries or the Affiliates of the foregoing shall act (i) as Paying Agent in connection with any redemption, offer to purchase, discharge or defeasance, as otherwise specified in this Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

                 The Company hereby appoints Texas Commerce Bank National Association, at its Corporate Trust Office, as the Trustee hereunder and Texas Commerce Bank National Association, hereby accepts such appointment. The Trustee shall have the powers and authority granted to and conferred upon it in the Notes and hereby and such further powers and authority to act on behalf of the Company as may be mutually agreed upon by the Company and the Trustee, and the Trustee shall keep a copy of this Indenture available for inspection during normal business hours at its Corporate Trust Office.

                 The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

                 The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

                 All of the terms and provisions with respect to such powers and authority contained in the Notes are subject to and governed by the terms and provisions hereof.

                 The Trustee may resign as Registrar or Paying Agent upon 30 days prior written notice to the Company.

SECTION 2.4.   PAYING AGENT TO HOLD MONEY IN TRUST.

                 The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders and the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, interest and Liquidated Damages, if any, on, the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment of all such money over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5.   HOLDER LISTS.

                 The Trustee shall preserve in as current a form as is reasonably practicable to it the most recent list available to it of the names and addresses of all Holders and, after the consummation of the Exchange Offer, shall otherwise strictly comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may require of the names and addresses of the Holders of Notes and, after the consummation of the Exchange Offer, the Company shall otherwise strictly comply with TIA Section 312(a).

SECTION 2.6.   TRANSFER AND EXCHANGE.

                 (a) Transfer and Exchange of Definitive Notes. If Definitive Notes are presented by a Holder to the Registrar with a request:

                          (x)   to register the transfer of the Definitive
                                Notes; or

                          (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

                          (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by such Holder's attorney, duly authorized in writing; and

                          (ii) in the case of a Definitive Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                                        (A)     if such Transfer Restricted
                                  Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto);

                                        (B)     if such Transfer Restricted
                                  Security is being transferred (1) to a
                                  "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto);

                                        (C)     if such Transfer Restricted
                                  Security is being transferred to an
                                  institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or
                                  (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests in the case of a transfer of Notes with an aggregate principal amount of $100,000 or less), a certification to that effect (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee;

                                        (D)     if such Transfer Restricted
                                  Security is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto); or

                                        (E)     if such Transfer Restricted
                                  Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests) a certification to that effect (in substantially the form of Exhibit B hereto).

                 (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a

Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                          (i) if such Definitive Note is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Note is being transferred by such Holder either (A) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, (B) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (C) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or
                    (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests in the case of a transfer of Notes with an aggregate principal amount of $100,000 or less) who wishes to take delivery thereof in the form of a beneficial interest in a Global Note; and

                          (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the appropriate Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, in which case the Trustee or its agent shall cancel such Definitive Note in accordance with Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

                 (c) Transfer and Exchange of a Beneficial Interest in a Global Note. The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Any Notes evidenced by the Regulation S Global Note may only be transferred in accordance with the provisions of Regulation S under the Securities Act. Notwithstanding the foregoing, in the case of a Transfer Restricted Security, a beneficial interest in a Global Note being transferred in reliance on an exemption from the registration requirements of the Securities Act (other than in accordance with Rule 144A, Rule 144 or Rule 904 under the Securities Act) may only be transferred for a Definitive Note and pursuant to the provisions of Section 2.6(d) below.

                 (d) Transfer and Exchange of a Beneficial Interest in a Global Note for a Definitive Note.

                                  (i)      Any Person having a beneficial
                          interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note and, in the case of any Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                                        (A)     if such beneficial interest is
                                  being delivered to the Person designated by the Depositary as being the beneficial owner, a certification to that effect (in substantially the form of Exhibit B hereto);

                                        (B)     if such beneficial interest is
                                  being transferred (1) to a "qualified
                                  institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto);

                                        (C)     if such beneficial interest is
                                  being transferred to any institutional
                                  "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the
                                  Securities Act pursuant to a private
                                  placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests in the case of a transfer of Notes with an aggregate principal amount of $100,000 or less), a certification to that effect (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee;

                                        (D)     if such beneficial interest is
                                  being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto), provided that no Notes represented by the Regulation S Global Note may be exchanged for Definitive Notes until expiration of the applicable restricted period under Regulation S of the Securities Act; or

                                        (E)     if such beneficial interest is
                                  being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect (in substantially the form of Exhibit B hereto);

                          in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

                                  (i)      Definitive Notes issued in exchange
                          for a beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

                 (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                 (f) Authentication of Definitive Notes in Absence of Depositary. If at any time:

                                  (i)      the Depositary for the Notes
                          notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes or, if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                                  (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture in exchange for all or any part of the Notes represented by a Global Note or Global Notes, the Depositary or the Note Custodian shall surrender such Global Note to the Trustee, without charge, and then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver in exchange for such Global Notes, Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Notes. Such Definitive Notes shall be registered in such names as the Depositary shall direct in writing.

                 (g)      Legends.

                                  (i) Except as permitted by the following paragraphs (ii), and (iii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO (A) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
                          (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),
                          (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IN THE CASE OF ANY TRANSFER TO ANY IAI OF SECURITIES WITH AN AGGREGATE PRINCIPAL AMOUNT OF $100,000 OR LESS, AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                                  (ii)     Upon any sale or transfer of a
                          Transfer Restricted Security

                          (including any Transfer Restricted Security represented by a Global Note) pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that no legend is required:

                                        (A)     in the case of any Transfer
                                  Restricted Security that is a Definitive
                                  Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                                        (B)     in the case of any Transfer
                                  Restricted Security represented by a Global
                                  Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144 (and based upon an opinion of counsel if the Company so requests), the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

                                  (iii)    Notwithstanding the foregoing, upon
                          consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

                                  (iv)     The Unit Legend and provisions
                          related thereto are set forth in Section 2.6(k), below.

                 (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee or its agent in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

               (i)        General Provisions Relating to Transfers and
               Exchanges.

                                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.6, 3.7, 4.10, 4.14 and 9.5 hereto).

                                  (iii)    All Definitive Notes and Global
                          Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                                  (iv)     Neither the Registrar nor the
                          Company shall be required:

                                        (A)     to issue, to register the
                          transfer of or to exchange Notes during a period beginning at the opening of business 15 Business Days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection; or

                                        (B)     to register the transfer of or
                          to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                                        (C)     to register the transfer of or
                          to exchange a Note between a record date and the next succeeding Interest Payment Date.

                                  (v)      The Trustee shall authenticate
                          Definitive Notes and Global Notes in accordance with the provisions of Section 2.2 hereof.

                 (j) Certain Transfers in Connection with and after the Exchange Offer. Notwithstanding any other provision of this Indenture: (i) no Series B Note may be exchanged by the Holder thereof for a Series A Note; (ii) accrued and unpaid interest on the Series A Notes being exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Series B Notes following the Exchange Offer; and (iii) interest on the Series B Notes to be issued in the Exchange Offer shall accrue from the date of the Exchange Offer.

                 (k)      Separability of Notes and Warrants.

                                  (i)       Except as provided in this Section
                          2.6(k), each Definitive Note and each Global Note shall bear the following legend (the "Unit Legend") on the face thereof:

                          THE NOTES EVIDENCED HEREBY WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE "UNITS"), EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT OF 13 3/4% SENIOR NOTES DUE 2005 (THE "NOTES") OF HIGHWAYMASTER COMMUNICATIONS, INC. (THE "COMPANY") AND ONE WARRANT TO PURCHASE 6.566 SHARES OF COMMON STOCK, $0.01 PAR VALUE, OF THE COMPANY (THE "WARRANTS"). THE NOTES EVIDENCED HEREBY ARE NOT TRANSFERABLE SEPARATELY FROM THE WARRANTS UNTIL THE EARLIER TO OCCUR OF (i) 180 DAYS FROM THE DATE OF ISSUANCE, (ii) SUCH DATE AS BEAR, STEARNS & CO. INC. AND SMITH BARNEY INC. MAY, IN THEIR DISCRETION, DEEM APPROPRIATE, (iii) IN THE EVENT A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE RELATING TO THE NOTES) OCCURS, THE DATE THE COMPANY MAILS NOTICE THEREOF TO HOLDERS OF THE NOTES,
                          (iv) THE COMMENCEMENT OF THE EXCHANGE OFFER (AS DEFINED IN THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT RELATING TO THE NOTES), AND (v) THE EFFECTIVENESS OF THE SHELF REGISTRATION STATEMENT RELATING TO THE NOTES PURSUANT TO THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT. THE DATE ON WHICH THE NOTES AND THE WARRANTS ARE SEPARABLE IS THE "SEPARATION DATE."

                                  (ii)     By its acceptance of any Note
                          represented by a certificate bearing the Unit Legend, each Holder of, and each beneficial owner of an interest in, such Note acknowledges that the Notes have been issued as part of the issuance of the Units and agrees that prior to the Separation Date, Notes shall not be transferable except as part of a transfer of Units. The Registrar shall not register the transfer of any Note prior to the Separation Date unless the Company receives evidence reasonably satisfactory to it that such transfer is part of a transfer of a Unit or Units; provided that the Registrar shall not be required to determine (but may rely on the determination made by the Company with respect to) the sufficiency of any such evidence. Notice from the Warrant Agent of a proposed transfer of Warrants (in a number that together with the principal amounts of Notes proposed to be transferred will constitute a Unit or Units) by the same Holder requesting transfer of such Notes to the same proposed transferee to which such Notes are to be transferred, shall constitute satisfactory evidence for purposes of this subsection.

                                  (iii) The Company shall notify the Trustee and the Depositary in writing of the occurrence of the Separation Date on such Separation Date. Any Notes issued after the Separation Date shall not include the Unit Legend.

SECTION 2.7.   REPLACEMENT NOTES.

                 If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall, upon the written request of the Holder thereof, issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by such Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                 Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                 The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.8.   OUTSTANDING NOTES.

                 The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it (or its agent), those delivered to it (or its agent) for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                 If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note (other than a mutilated Note surrendered for replacement) is held by a bona fide purchaser (as such term is defined in
Section 8-302 of the Uniform Commercial Code as in effect in the State of New
York).

                 If the principal amount of any Note is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                 If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9.   TREASURY NOTES.

                 In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee has actual knowledge are so owned shall be so disregarded.

SECTION 2.10.    TEMPORARY NOTES.

                 Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

                 Until such exchange, Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.    CANCELLATION.

                 The Company at any time may deliver Notes to the Trustee or its Agent for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee (or its Agent) and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Company from time to time. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee (or its Agent) for cancellation. If the Company acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee (or its Agent) for cancellation pursuant to this Section 2.11.

SECTION 2.12.    DEFAULTED INTEREST.

                 If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such defaulted interest to be paid.

SECTION 2.13.    PERSONS DEEMED OWNERS.

                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, the Company and any agent of the foregoing shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes (including the purpose of receiving payment of principal of and interest on such Notes; provided that defaulted interest shall be paid as set forth in Section 2.12), and none of the Trustee, any Agent, the Company or any agent of the foregoing shall be affected by notice to the contrary.

SECTION 2.14.    CUSIP NUMBERS

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will print CUSIP numbers on the Notes, and the Trustee may use CUSIP numbers in notices of redemption and purchase as a convenience to Holders; provided, however, that any such notices may state that no representation is made as to the correctness of such numbers as printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or purchase shall not be affected by any defect or omission in such numbers.


                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

SECTION 3.1.   NOTICES TO TRUSTEE.

                 If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (unless a shorter period is acceptable to the Trustee), an Officers' Certificate setting forth (i) the clause of Section 3.7 pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and accrued and unpaid interest and (v) whether it requests the Trustee to give notice of such redemption. Any such notice may be canceled at any time prior to the mailing of notice of such redemption to any Holder and shall thereby be void and of no effect.

SECTION 3.2.   SELECTION OF NOTES TO BE REDEEMED.

                 If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 principal amount or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                 The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.3.   NOTICE OF REDEMPTION.

                 At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder's registered address.

                 The notice shall identify the Notes to be redeemed and shall state:

                 (a)      the redemption date;

                 (b)      the redemption price and accrued and unpaid interest;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                 (d)      the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                 At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 40 days prior to the redemption date (unless a shorter period is acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4.   EFFECT OF NOTICE OF REDEMPTION.

                 Unless otherwise stated therein, once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

SECTION 3.5.   DEPOSIT OF REDEMPTION PRICE.

                 On or prior to the redemption date, the Company shall deposit with the Paying Agent (other than the Company or any of its Subsidiaries) money sufficient in same day funds to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed. If the money is deposited on the redemption date, such deposit shall be made by 10:00 a.m. New York City time.

                 If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption whether or not such Notes are presented for payment, and the only remaining right of the Holders of such Notes shall be to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid and to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.1 hereof.

SECTION 3.6.   NOTES REDEEMED IN PART.

                 Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7.   OPTIONAL REDEMPTION.

                          (a)     Except as set forth in clause (b) of this
         Section 3.7, the Company shall not have the option to redeem the Notes pursuant to this Section 3.7 prior to September 15, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

                        YEAR                              PERCENTAGE
                        ----                              ----------
                        2001                              110.313%
                        2002                              106.875%
                        2003                              103.438%
                        2004 and thereafter               100.000%

                 (b) Notwithstanding the foregoing, on and prior to September 15, 2000, the Company, at its option, may redeem, from time to time, up to 35% of the aggregate principal amount of the Notes at a redemption price of 113.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date with the net proceeds of an Equity Investment; provided that no less than 65% of the aggregate principal amount of the Notes initially issued remains outstanding immediately after giving effect to such redemption; and provided, further, that notice of such redemption shall have been given not later than 30 days, and such redemption shall occur not later than 90 days, after the date of the closing of the transaction giving rise to such Equity Investment.

                 (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

SECTION 3.8.   MANDATORY REDEMPTION.

                 Except as set forth under Sections 4.10 and 4.14 hereof, the Company shall not be required to make mandatory redemption payments with respect to the Notes.


                                   ARTICLE 4
                                   COVENANTS

SECTION 4.1.   PAYMENT OF NOTES.

                 The Company shall pay or cause to be paid in New York, New York the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided herein, in the Notes and in the Registration Rights Agreement. Principal, premium, if any, interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent (or, with respect to the first six interest payments, the Pledge Agent under the Pledge Agreement), if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Company in same day funds and designated for and sufficient to pay all principal, premium, if any, interest and Liquidated Damages, if any, then due. The Paying Agent shall return to the Company, no later than three Business Days following the date of payment, any money (including accrued interest) in excess of the amounts paid on the Notes.

                 The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate specified therefor in the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim against the debtor under such Bankruptcy
Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2.   MAINTENANCE OF OFFICE OR AGENCY.

                 The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                 The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.3.

         SECTION 4.3.     PROVISIONS OF REPORTS AND OTHER INFORMATION.

                 (a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee and the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. If required by the terms thereof, the Company shall also comply with the provisions of TIA Section 314(a).

                 (b) So long as any of the Transfer Restricted Securities remain outstanding, the Company shall furnish to the Holders of the Transfer Restricted Securities and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                 (c) If the Company instructs the Trustee to distribute any of the documents described in Section 4.3(a) to the Holders, the Company shall provide the Trustee with a sufficient number of copies of all such documents that the Company may be required to deliver to such Holders.

SECTION 4.4.   COMPLIANCE CERTIFICATE.

                 (a) The Company shall deliver to the Trustee, within 45 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or interest on, the Notes are prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                 (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                 (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5.   TAXES.

                 The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except (i) such as are contested in good faith and by appropriate proceedings or (ii) such as for which reserve or other appropriate provision, if any, as shall be required to be in conformity with GAAP, has been made therefor, or (iii) where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.6.   STAY, EXTENSION AND USURY LAWS.

                 The Company and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7.   LIMITATION ON RESTRICTED PAYMENTS.

                 (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any Restricted Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation) other than dividends or distributions (A) paid or payable in Equity Interests (other than Disqualified Stock) of the Company or (B) paid or payable to the Company or any Wholly Owned Restricted Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or any other Affiliate of the Company or any Restricted Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value prior to the scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (except, if no Default or Event of Default is continuing or would result therefrom, any such payment, purchase, redemption, defeasance or other acquisition or retirement for value made (A) out of Excess Proceeds available for general corporate purposes if (1) such payment or other action is required by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued and (2) the Company has purchased all Notes and other senior Indebtedness properly tendered pursuant to an Asset Sale Offer required under Section 4.10 or (B) upon the occurrence of a Change of Control if (1) such payment or other action is required by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued and (2) the Company has purchased all Notes properly tendered pursuant to the Change of Control Offer resulting from such Change of Control); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to hereinafter as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                          (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                          (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable fiscal quarter, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.9(a); and

                          (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by the Company and its Restricted Subsidiaries after the Closing Date shall not exceed, at the date of determination, the sum of (1) 50% of aggregate Consolidated Net Income of the Company from the beginning of the first fiscal quarter commencing after the Closing Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Company from the issue or sale after the Closing Date of Equity Interests of the Company or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (3) the aggregate net cash proceeds received by the Company as capital contributions to the Company (other than from a Subsidiary of the Company) after the Closing Date, plus (4) if any Restricted Investment that was made after the Closing Date is sold for cash, to the extent such amount is not included in the Consolidated Net Income of the Company, the lesser of (A) the Net Proceeds from such sale to the extent received by the Company or any Restricted Subsidiary, and (B) the initial amount of such Restricted Investment, plus (5) in the event an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, an amount equal to the lesser of (A) the book value of such Unrestricted Subsidiary, and (B) the Fair Market Value of such Unrestricted Subsidiary.

                 (b) The foregoing provisions of this Section 4.7 shall not prohibit the following Restricted Payments:

                          (i)     the payment of any dividend or other
                 distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

                          (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company (other than Disqualified Stock) in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (iii) of the preceding subsection 4.7(a) (both for purposes of determining the aggregate amount of Restricted Payments made and for purposes of determining the aggregate amount of Restricted Payments permitted);

                          (iii) the payment, purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness with the net cash proceeds from a substantially concurrent Incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such payment, purchase, redemption, defeasance or other acquisition or retirement shall be excluded from clause (iii) of the preceding subsection 4.7(a) (both for purposes of determining the aggregate amount of Restricted Payments made and for purposes of determining the aggregate amount of Restricted Payments permitted);

                          (iv) so long as no Default or Event of Default is continuing, the repurchase of Equity Interests of the Company from former employees of the Company or any Restricted Subsidiary thereof (or the estates, heirs or legatees of such former employees) for consideration which does not exceed $3 million in the aggregate in any fiscal year;

                          (v) so long as no Default or Event of Default is continuing, loans made to current officers, directors and employees of the Company or any Restricted

                 Subsidiary thereof in an aggregate principal amount at any one time outstanding not to exceed $3 million;

                          (vi) any Restricted Investment made with the net cash proceeds from a substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); and

                          (vii) Permitted Telecommunications Investments in an aggregate amount not to exceed $15 million at any one time outstanding (the amount of any such Restricted Payment being the amount thereof on the date such Restricted Payment is made).

                 Except to the extent specifically noted above, Restricted Payments made pursuant to this Section 4.7(b) shall be included in calculating the amount of Restricted Payments made after the Closing Date.

                 (c) The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if (i) such designation would not cause a Default or Event of Default, (ii) at the time of and after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in
Section 4.9(a), and (iii) each of the other requirements of the definition of the term "Unrestricted Subsidiary" are satisfied. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Restricted Payments in an amount equal to the greater of
(i) the net book value of such Investments at the time of such designation and
(ii) the Fair Market Value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Upon being so designated as an Unrestricted Subsidiary, any Subsidiary Guarantee that was previously executed by such Unrestricted Subsidiary shall be deemed terminated.

                 (d) The amount of all Restricted Payments not made in cash shall be the Fair Market Value (which, if it exceeds $1 million, shall be determined by, and set forth in, a resolution of the Board of Directors of the Company and described in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payments during such quarter were permitted and setting forth the basis upon which the calculations required by this Section
4.7 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.8. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries, (iii) transfer any of its properties to the Company or any of its Restricted Subsidiaries,
(iv) grant any Liens in favor of the Holders of the Notes and the Trustee or
(v) guarantee the Notes or any renewals or refinancings thereof, except for such encumbrances or restrictions existing under or by reason of (A) Existing Indebtedness, (B) the Bank Credit Agreement, (C) applicable law, (D) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties of any Person, other than the Person, or the property of the Person, so acquired, provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be Incurred, (E) customary non-assignment provisions in leases, licenses, sales agreements or other contracts (but excluding contracts related to the extension of credit) entered into in the ordinary course of business and consistent with past practices, (F) restrictions imposed pursuant to a binding agreement for the sale or disposition of all or substantially all of the Equity Interests or assets of any Restricted Subsidiary, provided such restrictions apply solely to the Equity Interests or assets being sold, (G) restrictions imposed by Permitted Liens on the transfer of the assets that are subject to such Liens, and (H) Permitted Refinancing Indebtedness Incurred to refinance Existing Indebtedness or Indebtedness of the type described in clause (D) above, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, as a whole, than those contained in the agreements governing the Indebtedness being refinanced.




SECTION 4.9.   LIMITATION ON INDEBTEDNESS.

                 (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except for Permitted Indebtedness; provided, however, that the Company and its Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) if, at the time of Incurrence of such Indebtedness, after giving pro forma effect to such Incurrence as of such date and to the use of proceeds therefrom (including the application or the use of the net proceeds therefrom to repay Indebtedness or make any Restricted Payment) as if the same had occurred at the beginning of the most recently ended full fiscal quarter of the Company for which internal financial statements are available, the Company's Leverage Ratio would have been greater than zero but no greater than 5.5 to 1.

                 (b) "Permitted Indebtedness" means any and all of the following:

                          (i)     Indebtedness of the Company and its
                 Restricted Subsidiaries pursuant to the Bank Credit Agreement (including all Guarantees thereof) in an aggregate amount not to exceed the greater of (A) $15 million and (B) the sum of 60% of Eligible Inventory plus 85% of Eligible Receivables, in each case at any one time outstanding;

                          (ii) Indebtedness represented by the Notes, this Indenture, the Subsidiary Guarantees and the Pledge Agreement;

                          (iii) intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided that (A) if the Company is an obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes and (B) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, shall be deemed to constitute a new Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

                          (iv) Permitted Refinancing Indebtedness Incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, (A) Indebtedness (other than Permitted Indebtedness) that was Incurred in compliance with this Indenture, (B) Indebtedness referred to in clause (b) (ii) of this Section, or (C) Existing Indebtedness;

                          (v) Indebtedness of a Restricted Subsidiary of the Company constituting a Guarantee of Indebtedness of the Company or a Restricted Subsidiary which Indebtedness was Incurred pursuant to this Section 4.9(b) or the Leverage Ratio test set forth in Section 4.9(a);

                          (vi)    Hedging Obligations of the following types:
                 (A) Interest Rate Hedges the notional principal amount of which does not exceed the principal amount of the Indebtedness to which such Interest Rate Hedge relates, and (B) Currency Hedges that do not increase the outstanding loss potential or liabilities other than as a result of fluctuations in foreign currency exchange rates;

                          (vii) (1) Capital Lease Obligations in an aggregate amount at any one time outstanding not to exceed an amount equal to (A) $15 million minus (B) the aggregate outstanding amount of Attributable Debt (other than Capital Lease

                 Obligations) Incurred in connection with sale and leaseback transactions in reliance on clause (a)(i)(2) of Section 4.15 and in compliance therewith, and (2) Indebtedness constituting a Guarantee by the Company or any Restricted Subsidiary of any Capital Lease Obligations and Attributable Debt of the types described in clause (1) under which such Person is the lessee;

                          (viii) Indebtedness (in addition to Indebtedness permitted by any other clause of this Section 4.9(b)) in an aggregate principal amount at any time outstanding not to exceed $25 million; and

                          (ix)    Existing Indebtedness.

                 (c)      For purposes of determining compliance with this
Section 4.9, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described herein, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described herein.

SECTION 4.10.    LIMITATION ON ASSET SALES.

                 (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (which, if it exceeds $1 million, shall be determined by, and set forth in, a resolution of the Board of Directors of the Company and described in an Officers' Certificate of the Company delivered to the Trustee) of the assets (including, if appropriate, Equity Interests) disposed of or issued, as appropriate, and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this Section (and not for purposes of any other provision of this Indenture), the term "cash" shall be deemed to include (i) any notes or other obligations received by the Company or such Restricted Subsidiary as consideration as part of such Asset Sale that are immediately converted by the Company or such Restricted Subsidiary into actual cash (to the extent of the actual cash so received), and (ii) any liabilities of the Company or such Restricted Subsidiary (as shown on the most recent balance sheet of the Company or such Restricted Subsidiary) that (A) are assumed by the transferee of the assets which are the subject of such Asset Sale as consideration therefor in a transaction the result of which is that the Company and all of its Subsidiaries are released from all liability for such assumed liability, (B) are not by their terms subordinated in right of payment to the Notes, (C) are not owed to the Company or any Subsidiary of the Company, and (D) constitute short-term liabilities (as determined in accordance with GAAP).

                 (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply, directly or indirectly, such Net Proceeds (a) to permanently reduce Indebtedness under the Bank Credit Agreement (and to correspondingly reduce commitments with respect thereto) or (b) to invest in Telecommunications Assets, which may include working capital requirements. Pending the final application of any such Net Proceeds, the Company may temporarily invest such Net Proceeds in any manner that is not prohibited by this Indenture (including, without limitation, to the reduction of Indebtedness under the Bank Credit Agreement). Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this Section 4.10(b) will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5 million, the Company will be required to make an offer to all Holders of Notes and, if the Company is required to do so under the terms of any other senior Indebtedness, to the holders of such other senior Indebtedness (an "Asset Sale Offer") to purchase Notes and principal of such other senior Indebtedness, on a pro rata basis, having an aggregate principal amount equal to the Excess Proceeds, at an offer price in cash equal to, in the case of the Notes, 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, and, in the case of all other senior Indebtedness, 100% of the principal amount thereof, plus accrued and unpaid interest, or premium, if any, thereon to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of this Indenture). If the aggregate principal amount of Notes and such other senior Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis with such other senior Indebtedness based on the outstanding principal amounts thereof (with such adjustments as may be deemed appropriate by the Company so that only Notes with denominations of $1,000 or integral multiples thereof shall be purchased). Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                 (c) The Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (i) such transfer, conveyance, sale, lease or other disposition is of all of the Capital Stock of such Restricted Subsidiary owned by the Company and its Restricted Subsidiaries or is otherwise permitted under
Section 4.13 and (ii) such transaction is conducted in accordance with clauses
(a) and (b) above.

                 (d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes using Excess Proceeds.

SECTION 4.11.    LIMITATION ON TRANSACTIONS WITH AFFILIATES.

                 The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company

(other than the Company or a Restricted Subsidiary), in one transaction or a series of transactions (each of the foregoing an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions after the Closing Date involving aggregate consideration in excess of $2 million, a resolution described in an Officers' Certificate, certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions after the Closing Date involving aggregate consideration in excess of $10 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of recognized national standing; provided that the following types of transactions shall not constitute Affiliate Transactions:
(1) any transaction with an officer or director of the Company or any Restricted Subsidiary in connection with such individual's compensation (including directors' fees), employee benefits, severance arrangements or indemnification (to the extent consistent with applicable law and the charter and bylaws of the Company or such Restricted Subsidiary), in each case entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, (2) transactions between or among the Company and its Restricted Subsidiaries, (3) Restricted Payments that are permitted by the provisions of Section 4.7; (4) the consummation of the specific transactions described in the various documents listed on Annex I to this Indenture, as such documents are in effect on the Closing Date; (5) sales of Capital Stock of the Company made at prevailing market rates; and (6) loans to officers, directors and employees of the Company and its Restricted Subsidiaries made in the ordinary course of business in an aggregate amount not to exceed $3 million at any one time outstanding.

SECTION 4.12.    LIMITATION ON LIENS.

                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, affirm, assume or suffer to exist any Lien of any kind on any property now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless (i) in the case of Liens securing obligations subordinate to the Notes, the Notes are secured by a valid, perfected Lien on such property that is senior in priority to such Liens, (ii) in the case of Liens securing obligations subordinate to a Subsidiary Guarantee, such Subsidiary Guarantee is secured by a valid, perfected Lien on such property that is senior in priority to such Liens, and (iii) in all other cases, the Notes (and, if such Lien secures obligations of a Restricted Subsidiary, a Subsidiary Guarantee of such Restricted Subsidiary) are equally and ratably secured; provided, however, that the foregoing shall not prohibit or restrict Permitted Liens.

SECTION 4.13. LIMITATION ON ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

                 The Company will not, and will not permit any Restricted Subsidiary to (i) sell, assign, transfer, convey or otherwise dispose of, any Equity Interests of any Restricted Subsidiary, other than to the Company or a Wholly Owned Restricted Subsidiary, (ii) permit any Restricted Subsidiary to issue any Equity Interests (including, without limitation, pursuant to any merger, consolidation, recapitalization or similar transaction) other than to the Company or a Wholly Owned Restricted Subsidiary or (iii) permit any Person other than the Company or a Wholly Owned Restricted Subsidiary to own any Equity Interests of any Restricted Subsidiary, except for
(A) a sale to a Person of all of the Equity Interests of a Restricted Subsidiary, which sale was made by the Company or a Restricted Subsidiary subject to, and in compliance with, Section 4.10, (B) the issuance and subsequent ownership of directors' qualifying shares, and (C) the issuance, sale and subsequent ownership of Capital Stock of a Restricted Subsidiary if and only to the extent that (1) such Restricted Subsidiary is organized under the laws of a jurisdiction other than the United States and Canada and political subdivisions thereof (such other jurisdiction being a "Foreign Jurisdiction"), (2) the laws of such Foreign Jurisdiction unconditionally require, as a condition to such Restricted Subsidiary being permitted to transact business in such Foreign Jurisdiction, that the government of such Foreign Jurisdiction or individuals of such Foreign Jurisdiction own such Capital Stock, (3) the government of such Foreign Jurisdiction or individuals of such Foreign Jurisdiction, as appropriate, at all times both legally and beneficially own such Capital Stock, and such ownership satisfies the requirement described in clause (2) above, and (4) such Restricted Subsidiary does not, directly or indirectly, conduct business in the United States or Canada and does not, directly or indirectly, own or control any properties or assets located in the United States or Canada.

SECTION 4.14.    OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

                 (a) Upon the occurrence of a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes, at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of repurchase (the "Change of Control Payment").

                 (b) Notice of a Change of Control Offer shall be mailed by the Company, with a copy to the Trustee, or, at the Company's option, by the Trustee (at the Company's expense) not more than 20 calendar days after the Change of Control to each Holder of the Notes at such Holder's last registered address appearing in the Register. In such notice, the Company shall describe the transaction that constitutes the Change of Control and offer to repurchase Notes pursuant to the procedures required by this Section 4.14 and described in such notice. The notice shall contain all instructions and materials necessary to enable Holders to tender Notes pursuant to the Change of Control Offer. In addition, the notice shall state: (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes (or portions thereof) properly tendered will be accepted for payment; (2) the Change of Control Payment and the purchase date, which shall be no sooner than 30 nor later than 60 days from the date on which the Company notifies the Holders of the occurrence of the Change of Control (the "Change of Control Payment Date");
(3) that any Note (or portion thereof) not properly tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes (or portions thereof) accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the

Change of Control Payment Date; and (5) the procedures that Holders of Notes must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

                 (c) On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Trustee will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. Unless the Company defaults in the payment for any Notes properly tendered pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date.

                 (d) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.15.    LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

                 The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if (a) the Company could have (i) Incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to either (1) the Leverage Ratio test set forth in Section 4.9(a) or (2) clause (vii) of Section 4.9(b) and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 4.12, and (b) the sale portion of such sale and leaseback transaction complies with Section 4.10, and the net proceeds from such sale are applied in accordance with Section 4.10.

SECTION 4.16.    COVENANT WITH RESPECT TO BUSINESS ACTIVITIES.

                 The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than the Telecommunications Business.

SECTION 4.17.    CORPORATE EXISTENCE

                 Except as otherwise permitted pursuant to the terms hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time), and (ii) the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise of itself or any of its Subsidiaries, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.18.    PLEDGE ACCOUNT

                 The Company shall, on the date hereof, enter into the Pledge Agreement, and pursuant thereto, shall purchase and pledge to the Trustee, for the benefit of the Holders of the Notes, the Pledged Securities, in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such securities, in the opinion of a nationally recognized firm of independent public accountants selected by the Company (to be delivered promptly after the Closing Date), to provide for payment in full when due of the first six scheduled interest payments on the Notes. If for any reason the Pledged Securities, together with the other funds in the Pledge Account, shall not, in the opinion of such independent public accounting firm, be sufficient to provide for payment of such first six interest payments, the Company shall immediately pledge to the Trustee pursuant to the Pledge Agreement additional Pledged Securities or other funds in such amounts as shall be sufficient, in the opinion of such independent public accounting firm, to provide for payment in full of such interest payments, and shall promptly deliver an opinion from such accounting firm with regard thereto.


                                   ARTICLE 5
                                   SUCCESSORS

SECTION 5.1.   MERGER, CONSOLIDATION, OR SALE OF ASSETS.

                 The Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

                 (i) the Company is the surviving entity, or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                 (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

                 (iii) immediately after giving effect to such transaction, no Default or Event of Default exists or would exist;

                 (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made
         (A) will (treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred at the time of such transaction) have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable fiscal quarter, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.9(a); and

                 (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                 For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more of the Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.2.   SUCCESSOR COMPANY SUBSTITUTED.

                 Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; and thereafter, if the Company is dissolved following a transfer of all or substantially all of its assets in accordance with this Indenture, the Company shall be discharged and released from all obligations and covenants under this Indenture and the Notes. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.1.   EVENTS OF DEFAULT.

                 An "Event of Default" occurs if one of the following shall have occurred (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) the Company defaults in the payment of interest or Liquidated Damages on the Notes when the same become due and payable, which default continues for a period of 30 calendar days (provided that such 30-day grace period shall be inapplicable for the first six Interest Payment Dates);

         (b) the Company defaults in the payment of the principal of or premium, if any, on the Notes when the same become due and payable whether at maturity, by acceleration, upon redemption or repurchase, or otherwise;

         (c) the Company or a Restricted Subsidiary fails to comply with any of its obligations under Articles 5, 10 or 11 or Sections 4.10 or 4.14;

         (d) the Company or any Restricted Subsidiary of the Company fails to comply with any of its covenants or agreements in the Notes, this Indenture or the Pledge Agreement (other than those referred to in clauses
     (a), (b) and (c) above and (i) below) and such failure continues for 30 calendar days after receipt by the Company of a notice of default specifying such Default;

         (e) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness following the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness (including any obligation to redeem or repurchase such Indebtedness) prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

         (f) failure by the Company or any of its Restricted Subsidiaries to pay final non-appealable judgments rendered against the Company or any of its Restricted Subsidiaries aggregating in excess of $5 million, which judgments are not paid, discharge or stayed for a period of 60 calendar days after such judgments become final and non-appealable;

         (g) the Company or any Restricted Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) admits in writing its inability to pay its debts generally as they become due;

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding, (ii) appoints a Custodian of the Company or any Restricted Subsidiary of the Company or for all or substantially all of its respective properties, (iii) orders the liquidation of the Company or any Restricted Subsidiary of the Company, (iv) adjudicates the Company or any Restricted Subsidiary of the Company as bankrupt or insolvent, or (v) ratifies an accord or composition in bankruptcy between the Company or a Restricted Subsidiary and the respective creditors thereof; and in each case the order or decree remains unstayed and in effect for 60 calendar days;

         (i) breach by the Company of any representation or warranty set forth in the Pledge Agreement, or default by the Company in the performance of any covenant set forth in the Pledge Agreement and the expiration of any cure period set forth therein, or repudiation by the Company of any of its obligations under the Pledge Agreement or the unenforceability of the Pledge Agreement against the Company for any reason (other than as permitted pursuant to the terms thereof), which in any one of the foregoing cases or in the aggregate results in a material impairment of the rights intended to be afforded thereby; or

         (j) any Guarantee of the Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Restricted Subsidiary, or any Person acting on behalf of any Restricted Subsidiary, shall deny or disaffirm its obligations under its Guarantee of any Notes.

                 A Default under clause (d) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default within the time period specified in clause (d) above after receipt of such notice. Such notice must be in writing and specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.2.   ACCELERATION.

                 If any Event of Default (other than an Event of Default described in clauses (g) and (h) of Section 6.1 hereof) occurs and is continuing, then the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by written notice to the Company (and to the Trustee, if given by the Holders) may declare the unpaid principal of, and any accrued interest on, all the Notes to be due and payable immediately. If any Event of Default specified in clauses (g) or (h) of
Section 6.1 hereof occurs, all outstanding principal and interest on the Notes shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee and to the Company, may rescind an acceleration (except an acceleration due to a default in payment of the principal of or premium, interest or Liquidated Damages on any of the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, interest or Liquidated Damages that have become due solely because of the acceleration) have been cured or waived.

                 In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or a Restricted Subsidiary with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.7(a), an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to September 15, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or a Restricted Subsidiary with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in Section 3.7(b) shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

SECTION 6.3.   OTHER REMEDIES.

                 Subject to Section 6.2, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect any payment due on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4.   WAIVER OF PAST DEFAULTS.

                 Subject to Section 9.2, Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Liquidated Damages on the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5.   CONTROL BY MAJORITY.

                 The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder or that involves the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.6.   LIMITATION ON SUITS.

                 Subject to the provisions of Section 6.7 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes (including without limitation the institution of any proceeding, judicial or otherwise, with respect to the Notes or this Indenture or for the appointment of a receiver or trustee for the Company and/or any of its Subsidiaries) unless:

         (a) the Holder has given to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made a written request to the Trustee to pursue the remedy;

         (c) such Holders have offered to provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee has not complied with the request within 60 calendar days after receipt of the request and the offer of indemnity; and

         (e) during such 60-day period, the Holders of a majority in aggregate principal amount of the Notes then outstanding have not given the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                 A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.




SECTION 6.7.   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

                 Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, if any, and interest on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8.   COLLECTION SUIT BY TRUSTEE.

                 If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for principal of, and premium, if any, and interest on, the Notes and interest on overdue principal and, to the extent lawful, interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9.   TRUSTEE MAY FILE PROOFS OF CLAIM.

                 The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.    PRIORITIES.

                 If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                 First: to the Trustee for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                 Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest, and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                 Third: the remainder to the Company or to such party as a court of competent jurisdiction shall direct.

                 The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10. At least 15 calendar days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

SECTION 6.11.     UNDERTAKING FOR COSTS.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, each party to this Indenture agrees, and each Holder by its acceptance of its Notes shall be deemed to have agreed, that any court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                    TRUSTEE

SECTION 7.1.   DUTIES OF TRUSTEE.

                 (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

                 (b)      Except during the continuance of an Event of Default:

                          (i) the Trustee shall not be liable hereunder except for such duties of the Trustee which shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not such documents conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
                 6.5 hereof.

                 (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.1.

                 (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability whatsoever in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it in its sole subjective discretion (which discretion shall be exercised in good faith) against any loss, liability or expense.

                 (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provision of this Section 7.1 and to the provisions of the TIA.


SECTION 7.2.   RIGHTS OF TRUSTEE.

                 (a) Subject to Section 7.1, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may consult with counsel and require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                 (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes in its sole subjective discretion (which discretion shall be exercised in good faith) to be authorized or within the rights or powers conferred upon it by this Indenture.

                 (e) The permissive right of the Trustee to act hereunder shall not be construed as a duty.

                 (f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                 (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole subjective discretion (which discretion shall be exercised in good faith) against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                 (h) The Trustee shall not be required to take notice or deemed to have notice of any Event of Default hereunder, except failure by the Company to make any of the payments to the Trustee pursuant to Section 6.1(a) or Section 6.1(b) hereof, unless the Trustee shall be specifically notified in writing of such Event of Default by the Company or by one or more of the Holders.

SECTION 7.3.   INDIVIDUAL RIGHTS OF TRUSTEE.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in TIA Section 310(b)), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (to the extent permitted under TIA Section 310(b)) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4.   TRUSTEE'S DISCLAIMER.

                 The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5.   NOTICE OF DEFAULTS.

                 If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after such event occurs. Except in the case of a Default or Event of Default under
Section 6.1(a) or (b), the Trustee may withhold such notice if it determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.6.   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

                 Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                 A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed in accordance with and to the extent required by TIA Section 313(d). The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange or automatic quotation system.

         SECTION 7.7.     COMPENSATION AND INDEMNITY.

                 The Company shall pay to the Trustee from time to time reasonable compensation as shall be agreed upon between the Company and the Trustee for its acceptance of this Indenture and services hereunder, including extraordinary services such as default administration. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                 The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall promptly notify the Company of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense with counsel acceptable to and approved by the Trustee (such approval not to be unreasonably withheld) and there is no conflict of interest between the Company and the
Trustee in connection with such defense.   The Company need not pay for any
settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse the Trustee for any expense or indemnity against any liability or loss of the Trustee to the extent such expense, liability or loss is attributable to the negligence, bad faith or willful misconduct of the Trustee.

                 The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

                 To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                 The Trustee shall comply with the provisions of TIA Section 313(b)(2).

SECTION 7.8.   REPLACEMENT OF TRUSTEE.

                 A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                 The Trustee may resign in writing upon 60 days notice and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor trustee with the consent of the Company. The Company may remove the Trustee if:

         (a)     the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a receiver, Custodian or public officer takes charge of the Trustee or its property; or

         (d)     the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint or request the Trustee to appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9.   SUCCESSOR TRUSTEE BY MERGER, ETC.

                 If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

                 There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

                 This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                 The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE 8
                            DEFEASANCE AND DISCHARGE

SECTION 8.1.   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                 The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.2.   LEGAL DEFEASANCE.

                 Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Restricted Subsidiaries under the Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose,





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
Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.6 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged pursuant to this Indenture: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Sections 2.3, 2.4, 2.6, 2.7, 2.10 and 4.2 hereof,
(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under
Section 8.3 hereof.

SECTION 8.3.   COVENANT DEFEASANCE.

                 Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, and subject to the satisfaction of the conditions set forth in Section 8.4 hereof, the Company and the Subsidiary Guarantors shall be released from their obligations under the covenants contained in Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13,
4.14, 4.15, 4.16, 4.17, 4.18, 5.1 and 5.2 and Articles 10 and 11 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(e), 6.1(f), 6.1(i) and 6.1(j) hereof shall not constitute Events of Default.

SECTION 8.4.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

                 The following shall be the conditions to application of either
Section 8.2 or Section 8.3 to the outstanding Notes:





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
                 (a) The Company must irrevocably deposit, or caused to be deposited, with the Trustee (or another trustee satisfying the requirements of this Indenture), in trust for such purpose, specifically pledged as security for the benefit of the Holders of the Notes, (1) cash in U.S. dollars in an amount, (2) non-callable Government Securities which through the payment of principal and interest in accordance with their terms will provide money in an amount, or (3) a combination thereof, in such amounts, as will be sufficient, without reinvestment (and without other assets, including without limitation, the Pledged Securities and other assets held pursuant to the Pledge Agreement), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, together with all other amounts payable by the Company under this Indenture.

                 (b) In the case of an election under Section 8.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

                 (c) In the case of an election under Section 8.3, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

                 (d) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Sections 6.1(g) and
(h) are concerned, at any time in the period ending on the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                 (e) Such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

                 (f) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.





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
                 (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under
Section 8.2 or the Covenant Defeasance under Section 8.3, as the case may be, have been complied with as contemplated by this Section 8.4.

SECTION 8.5.   DISCHARGE.

                 This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes) as to all outstanding Notes ("Discharge") when (i) either
(a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust with the Trustee and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or (b) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable by their terms within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and in each case the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds solely for the benefit of the Holders for that purpose, funds in an amount of money in U.S. dollars sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for the principal amount, premium, if any, accrued and unpaid interest, and Liquidated Damages, if any, to the date of such deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof;
(ii) the Company has paid all other sums payable by it under this Indenture; and (iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity, as the case may be. In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture to satisfaction and discharge have been complied with.

SECTION 8.6. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                 Subject to Section 8.7 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.6, the "Trustee") pursuant to Section 8.4 or 8.5 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any of its Subsidiaries or Affiliates acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

                 The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to this Section 8.6 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.





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
                 Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in this Section 8.6 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance, Covenant Defeasance or Discharge.

SECTION 8.7.   REPAYMENT TO COMPANY.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company or any of its Subsidiaries or Affiliates, in trust for the payment of the principal of or premium, if any, interest or Liquidated Damages, if any, on any Note and remaining unclaimed for one year after such principal, premium, if any, interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company or any of its Subsidiaries or Affiliates) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company or any of its Subsidiaries or Affiliates as trustee thereof, shall thereupon cease.

SECTION 8.8.   REINSTATEMENT.

                 If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.2, 8.3 or 8.5 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2, 8.3 or 8.5 hereof until such time as the Trustee or Paying Agent is permitted to apply all such assets in accordance with Section 8.2, 8.3 or
8.5 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of or premium, if any, interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1.   WITHOUT CONSENT OF HOLDERS OF NOTES.

                 Notwithstanding Section 9.2 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Pledge





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
Agreement without the consent of any Holder:

         (a)     to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (c) to provide for the assumption of the Company's obligations to the Holders of Notes in the case of a merger or consolidation pursuant to
     Article 5 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;

         (e) to add a Subsidiary Guarantor pursuant to the provisions set forth in this Indenture; or

         (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA as then in effect.

                 Upon the request of the Company and the Subsidiary Guarantors, accompanied by a Board Resolution of the Company and each Subsidiary Guarantor authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained. After an amendment or supplement under this Section 9.1 becomes effective, the Company shall mail to the Holders of Notes a notice briefly describing the amendment or supplement. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture.

SECTION 9.2.   WITH CONSENT OF HOLDERS OF NOTES.

                 Except as provided below in this Section 9.2, this Indenture, the Notes or the Pledge Agreement may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.4 and 6.7, any existing Default or Event of Default (other than a Default or Event of Default in the payment of principal of, premium, if any, interest or Liquidated Damages, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

                 Upon the request of the Company and the Subsidiary Guarantors, accompanied by





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
a Board Resolution of the Company and each Subsidiary Guarantor authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

                 It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment, supplement or waiver under this Section
9.2 becomes effective, the Company shall mail to the Holders of Notes a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Pledge Agreement. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                 (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                 (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than the provisions relating to Section 4.14);

                 (c) reduce the rate of or change the time for payment of interest on any Note;

                 (d) waive a Default or Event of Default in the payment of principal of or premium, if any, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                 (e) make any Note payable in money other than that stated in the Notes;

                 (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, interest or Liquidated Damages, if any, on the Notes;





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
                 (g) waive a redemption payment with respect to any Note (other than a payment required by Section 4.14);

                 (h) release any Collateral from the Lien created by the Pledge Agreement, except in accordance with the terms thereof, or amend the terms thereof relating to the release of Collateral;

                 (i) release any Subsidiary Guarantor from its Subsidiary Guarantee except as permitted hereunder;

                 (j) make any change in the provisions of this Indenture requiring any Guarantee hereof or in the provisions of any such Guarantees; or

                 (k) make any change in the foregoing amendment and waiver provisions.




SECTION 9.3.   COMPLIANCE WITH TRUST INDENTURE ACT.

                 Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4.   REVOCATION AND EFFECT OF CONSENTS.

                 Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment has been approved by the requisite Holders. An amendment, supplement or waiver becomes effective when approved by the requisite Holders and executed by the Trustee (or, if otherwise provided in such waiver, supplement or amendment, in accordance with its terms) and thereafter binds every Holder.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date except to the extent that the requisite number of consents to the amendment, supplement or waiver have been obtained within such 90-day period or as set forth in the next paragraph of this Section 9.4.





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
                 After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(a) through (k) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder's Note.

SECTION 9.5.   NOTATION ON OR EXCHANGE OF NOTES.

                 The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue, and the Trustee shall authenticate, new Notes that reflect the amendment, supplement or waiver.

                 Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.



SECTION 9.6.   TRUSTEE TO SIGN AMENDMENTS, ETC.

                 The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

SECTION 9.7.   PAYMENTS FOR CONSENT.

                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of this Indenture, the Notes, the Pledge Agreement or the Subsidiary Guarantees unless such consideration is offered to be paid or is paid to all Holders of the Notes that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10
                             SUBSIDIARY GUARANTEES

SECTION 10.1.    GUARANTEES.

                 Each Subsidiary Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees, to each Holder and to the Trustee and its successors and assigns the due and punctual payment of principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes and all other amounts due and payable under this Indenture and the Notes by the Company whether at maturity, by acceleration, redemption, repurchase or otherwise, including, without limitation, interest on the overdue principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes, to the extent lawful, all in accordance with the terms hereof and thereof.

                 Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the obligations contained in the Notes and this Indenture and also waives notice of protest for nonpayment, notice of intent to accelerate and notice of acceleration. Each Subsidiary Guarantor waives notice of any default under the Notes or the obligations guaranteed hereby. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the obligations guaranteed hereby or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the obligations guaranteed hereby; or (f) any change in the ownership of such Subsidiary Guarantor.

                 Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the obligations guaranteed hereby.

                 Except as expressly set forth in Sections 8.2, 8.3, 10.3 and 10.7, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the obligations guaranteed hereby or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations guaranteed hereby, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

                 Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, interest or Liquidated Damages, if any, on any obligation guaranteed hereby is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                 In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any, interest or Liquidated Damages, if any, on any obligation guaranteed hereby when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other obligation guaranteed hereby, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such obligations, (ii) accrued and unpaid interest on such obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

                 Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any obligations guaranteed hereby until payment in full of all such obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

                 Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 10.2.  SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

                 (a) Subject to paragraph (b) of this Section 10.2, no Restricted Subsidiary may consolidate or merge with or into (whether or not such Restricted Subsidiary is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Restricted Subsidiary) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Restricted Subsidiary under the Subsidiary Guarantee, pursuant to a supplemental indenture in form satisfactory to the Trustee; (ii) immediately after such transaction, no Default or Event of Default exists; (iii) the Company and its Restricted Subsidiaries would, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable fiscal quarter, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.9(a); (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the provisions of this Indenture; and (v) such Restricted Subsidiary (if such Restricted Subsidiary is the surviving Person) shall have delivered a written instrument in form satisfactory to the Trustee confirming its

Subsidiary Guarantee after giving effect to such consolidation, merger or transfer. Notwithstanding the foregoing, any Restricted Subsidiary may merge into, consolidate with or transfer all or part of its properties or assets to the Company or one or more Restricted Subsidiaries.

                 (b) In the event of a sale, assignment, transfer, lease, conveyance or other disposition of all of the Equity Interests in, or all or substantially all of the assets of, a Restricted Subsidiary to any Person that is not the Company or any of its Restricted Subsidiaries, whether by way of merger, consolidation or otherwise, if (i) the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of Section 4.10, (ii) no Default or Event of Default exists or would exist under this Indenture after giving effect to such transaction, (iii) all obligations of such Restricted Subsidiary under any other Indebtedness of the Company or any of its Restricted Subsidiaries shall have been terminated (including, without limitation, all Guarantees of any such Indebtedness), (iv) all Liens on assets of such Restricted Subsidiary that secure any other Indebtedness of the Company or any of its Restricted Subsidiaries shall have been terminated, and (v) all obligations of the Company and its Restricted Subsidiaries under other Indebtedness of such Restricted Subsidiary shall have been terminated (including, without limitation, all Guarantees of such Indebtedness), then (A) in the case of such a sale or other disposition, whether by way of merger, consolidation or otherwise, of all of the Equity Interests in such former Restricted Subsidiary, such former Restricted Subsidiary will be released and relieved of any obligations under its Subsidiary Guarantee, or (B) in the case of a sale or other disposition of all or substantially all of the assets of such Restricted Subsidiary, the Person acquiring such assets will not be required to assume the obligations of such Restricted Subsidiary under its Subsidiary Guarantee.

SECTION 10.3.  LIMITATION ON LIABILITY.

                 Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. To effectuate the foregoing intention, the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from, rights to receive contributions from, or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations hereunder, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any Applicable Law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

SECTION 10.4.  SUCCESSORS AND ASSIGNS.

                 This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.5.  NO WAIVER.

                 Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this
Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.




SECTION 10.6.  MODIFICATION.

                 No modification, amendment or waiver of any provision of this
Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.7.  RELEASE OF SUBSIDIARY GUARANTOR.

                 Upon the sale or disposition of a Subsidiary Guarantor (or substantially all of its assets) or the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary pursuant to and in compliance with the terms of this Indenture, including, but not limited to the provisions of Section 10.2, such Subsidiary shall be released from and relieved of its obligations under its Subsidiary Guarantee upon execution and delivery of a supplemental indenture satisfactory to the Trustee. Such supplemental indenture shall be accompanied by an Officers' Certificate and an Opinion of Counsel, each stating that such supplemental indenture and release of the Subsidiary Guarantee complies with the provisions of this Indenture and that all conditions precedent to such supplemental indenture and release of the Subsidiary Guarantee have been complied with.

SECTION 10.8. EXECUTION OF SUPPLEMENTAL INDENTURE BY FUTURE RESTRICTED SUBSIDIARIES.

                 The Company shall cause any Person that becomes a Restricted Subsidiary after the Closing Date (including any Subsidiary that was previously an Unrestricted Subsidiary and which becomes a Restricted Subsidiary) to promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall become a Subsidiary Guarantor under this Article 10 and shall guarantee the Notes pursuant to the terms hereof. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.


                                   ARTICLE 11
                            COLLATERAL AND SECURITY

SECTION 11.1.  PLEDGE AGREEMENT.

                 (a) The due and punctual payment of the principal of, premium, interest and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable on each Interest Payment Date, at maturity or by acceleration, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and payment and performance of all other obligations of the Company to the Holders of the Notes or the Trustee under this Indenture and the Pledge Agreement with respect to the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Pledge Agreement which the Company and the Trustee have entered into simultaneously with the execution of this Indenture. Upon the acceleration of the maturity of the Notes prior to the termination of the Pledge Agreement, the Pledge Agreement will provide for the foreclosure by the Trustee of the net proceeds of the Pledge Account. Each Holder of the Notes, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and disbursement of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of the Pledge Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee the security interest in the Collateral contemplated by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture with respect to, and of, the Notes, according to the intent and purposes expressed in the Pledge Agreement. Prior to the termination of the Pledge Agreement pursuant to its terms, the Company shall take any and all actions reasonably required to cause the Pledge Agreement to create and maintain (to the extent possible under applicable law), as security for the obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee for the benefit of the Trustee and the Holders of the Notes, superior to and prior to the rights of all third Persons and subject to no other Liens. The Trustee shall have no responsibility for perfecting or maintaining the perfection of the Trustee's security interest in the Collateral or for filing any instrument, document or notice in any public office at any time or times.

                 (b) The Pledge Agreement shall further provide that in the event a portion of the Notes has been retired by the Company, if no Default or Event of Default is then continuing, depending upon the amount available in the Pledge Account, funds representing the interest payments which have not previously been made on such retired Notes shall, upon the written request of the Company to the Trustee, be paid to the Company upon compliance with the release of collateral provisions of the TIA and upon receipt of a notice relating thereto from the Trustee.

SECTION 11.2.  RECORDING AND OPINIONS.

                 (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Pledge Agreement and reciting with respect to the security interests in the Collateral the details of such action, or (ii) stating that in the opinion of such counsel no such action is necessary to make such Lien effective.

                 (b) The Company shall furnish to the Trustee on September 15, 1998, and on each September 15 thereafter until the date upon which the balance of Available Funds (as defined in the Pledge Agreement) shall have been reduced to zero, an Opinion of Counsel, dated as of such date, satisfying the requirements of TIA Section 314(b) and either (i) stating that (A) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements, and other instruments of further assurance as is necessary to maintain the Lien of the Pledge Agreement and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Trustee hereunder and under the Pledge Agreement with respect to the security interests in the Collateral or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

SECTION 11.3.  RELEASE OF COLLATERAL.

                 (a)      Subject to subsections (b), (c) and (d) of this
Section 11.3, Collateral may be released from the Lien created by the Pledge Agreement only in accordance with the provisions of the Pledge Agreement.

                 (b) Except to the extent that any Lien on proceeds of Collateral is automatically released by operation of Section 9-306 of the Uniform Commercial Code or other similar law, no

Collateral shall be released from the Lien created by the Pledge Agreement pursuant to the provisions of the Pledge Agreement, other than to the Holders pursuant to the terms thereof, unless there shall have been delivered to the Trustee the certificates, if any, required by Section 11.3(d) and Section 11.4.

                 (c) At any time when an Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise), no Collateral shall be released pursuant to the provisions of the Pledge Agreement, and no release of Collateral in contravention of this Section 11.3(c) shall be effective as against the Holders of the Notes, except for the disbursement of all Available Funds (as defined in the Pledge Agreement) to the Trustee pursuant to Section 6(b)(iii) of the Pledge Agreement.

                 (d) On or before each of the first six Interest Payment Dates, if the conditions set forth in Sections 3.2(a) and 3.2(c) of the Pledge Agreement have been satisfied, then the Pledge Agent under the Pledge Agreement may release Collateral from the Liens created by this Indenture and the Pledge Agreement and apply such funds as required by Section 4.1 of this Indenture. Any such release of Collateral shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by TIA
Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

SECTION 11.4.  CERTIFICATE OF THE COMPANY.

                 The Company shall furnish to the Trustee, prior to any proposed release of Collateral other than pursuant to the express terms of the Pledge Agreement, (i) all documents required by TIA Section 314 and (ii) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA Section 314 and that such release is permitted by the terms of this Indenture and the Pledge Agreement.

SECTION 11.5. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE PLEDGE AGREEMENT.

                 Subject to the provisions of Section 7.1 and Section 7.2, the Trustee may, without the consent of the Holders of the Notes, on behalf of the Holders of the Notes, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Pledge Agreement and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder and thereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of the Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of the Notes or of the Trustee).

SECTION 11.6. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE PLEDGE AGREEMENT.

                 The Trustee is authorized to receive any funds for the benefit of the Holders of the Notes disbursed under the Pledge Agreement, and to make further distributions of such funds to the Holders of the Notes according to the provisions of this Indenture.

SECTION 11.7.  TERMINATION  OF SECURITY INTEREST.

                 Upon the earliest to occur of (i) the date upon which the balance of Available Funds (as defined in the Pledge Agreement) shall have been reduced to zero, (ii) if no Default or Event of Default exists, the date upon which the Company shall have paid in full in accordance with the terms of this Indenture the first six scheduled interest payments due on the Notes, (iii) the payment in full of all obligations of the Company under this Indenture and the Notes, (iv) Legal Defeasance under Article 8, (v) Covenant Defeasance under
Article 8, and (vi) the termination of the Pledge Agreement pursuant to the terms thereof, the Trustee shall at the written request of the Company, release the Liens pursuant to this Indenture and the Pledge Agreement upon the Company's compliance with the provisions of the TIA pertaining to release of collateral.


                                   ARTICLE 12
                                 MISCELLANEOUS

SECTION 12.1.  TRUST INDENTURE ACT CONTROLS.

                 If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), such TIA-imposed duties shall control under this Indenture.

SECTION 12.2.  NOTICES.

                 Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the other shall be sufficiently given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

                 If to the Company or any Subsidiary Guarantor:

                                  HighwayMaster Communications, Inc.

                                  16479 Dallas Parkway
                                  Suite 710
                                  Dallas, Texas  75248
                                  Phone No.:  (972) 732-2500
                                  Telecopier No.: (972) 930-7263
                                  Attention:  General Counsel

                 If to the Trustee:

                                  Texas Commerce Bank National Association
                                  2200 Ross Avenue, 5th Floor
                                  Dallas, Texas 75201
                                  Phone No.:  (214) 965-3510
                                  Telecopier No.:  (214) 965-3577
                                  Attention:  Corporate Trust Department

                 The Company, any Subsidiary Guarantor or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

                 All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, in each case to the address shown above. Notwithstanding the foregoing, notices to the Trustee shall only be effective upon actual receipt thereof by the Trustee at the Corporate Trust Office of the Trustee.

                 Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                 If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                 If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.3.  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

                 Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the

Trustee, the Registrar and anyone else shall have the protection of TIA Section
 312(c).

SECTION 12.4.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                 Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.5.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e), shall comply with the definition of the term "Officers' Certificate" and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.6.    RULES BY TRUSTEE AND AGENTS.

                 The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.7.  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               OTHERS.

                 No past, present or future director, officer, employee, incorporator, partner or stockholder of either of the Company or any of its Subsidiaries, as such, shall have any liability for any obligations of the Company or its Subsidiaries under the Notes, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees.

SECTION 12.8.  GOVERNING LAW.

                 THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK. THE COMPANY HEREBY SUBMITS TO THE PERSONAL JURISDICTION OF ANY COMPETENT COURT OF THE STATE OF NEW YORK, OR A UNITED STATES FEDERAL COURT SITTING IN NEW YORK CITY.

SECTION 12.9.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                 This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. SUCCESSORS.

                 This Indenture shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns, except that the Company may not assign this Indenture or its obligations hereunder except as expressly permitted by Sections 5.1 and 5.2. Without limiting the generality of the foregoing, this Indenture shall inure to the benefit of all Holders from time to time. Nothing expressed or mentioned in this Indenture is intended or shall be construed to give any Person, other than the parties hereto, their respective successors and assigns, and the Holders, any legal or equitable right, remedy or claim under or in respect of this Indenture or any provision herein contained.

SECTION 12.11. SEVERABILITY.

                 In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12. ORIGINALS.

                 The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13. TABLE OF CONTENTS, HEADINGS, ETC.

                 The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.14. COUNTERPARTS

                 This Indenture may be signed in counterparts and by the different parties hereto in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

                                  THE COMPANY:

                                  HIGHWAYMASTER COMMUNICATIONS, INC.


                                  By:      /S/ William C. Saunders
                                           -------------------------------------
                                  Name:    William C. Saunders
                                           -------------------------------------
                                  Title:   President and Chief Executive Officer
                                           -------------------------------------


                                  INITIAL SUBSIDIARY GUARANTOR:

                                  HIGHWAYMASTER CORPORATION


                                  By:      /S/ William C. Saunders
                                           -------------------------------------
                                  Name:    William C. Saunders
                                           -------------------------------------
                                  Title:   President and Chief Executive Officer
                                           -------------------------------------



                                  TRUSTEE:

                                  TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Trustee


                                  By:      /S/ Gary Jones
                                           -------------------------------------
                                  Name:    Gary Jones
                                           ------------------------------------
                                  Title:   Vice President
                                           ------------------------------------

                                                                       EXHIBIT A

                                     EXHIBIT A
                              (Form of Face of Note)

         Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), New York, New York, to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.[1]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO (A) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IN THE CASE OF ANY TRANSFER TO ANY IAI OF SECURITIES WITH AN AGGREGATE PRINCIPAL AMOUNT OF $100,000 OR LESS, AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF

ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.[2]

THE NOTES EVIDENCED HEREBY WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE "UNITS"), EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT OF 13 3/4% SENIOR NOTES DUE 2005 (THE "NOTES") OF HIGHWAYMASTER COMMUNICATIONS, INC. (THE "COMPANY") AND ONE WARRANT TO PURCHASE 6.566 SHARES OF COMMON STOCK, $0.01 PAR VALUE, OF THE COMPANY (THE "WARRANTS"). THE NOTES EVIDENCED HEREBY ARE NOT TRANSFERABLE SEPARATELY FROM THE WARRANTS UNTIL THE EARLIER TO OCCUR OF (i) 180 DAYS FROM THE DATE OF ISSUANCE, (ii) SUCH DATE AS BEAR, STEARNS & CO. INC. AND SMITH BARNEY INC. MAY, IN THEIR DISCRETION, DEEM APPROPRIATE, (iii) IN THE EVENT A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE RELATING TO THE NOTES) OCCURS, THE DATE THE COMPANY MAILS NOTICE THEREOF TO HOLDERS OF THE NOTES, (iv) THE COMMENCEMENT OF THE EXCHANGE OFFER (AS DEFINED IN THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT RELATING TO THE NOTES), AND (v) THE EFFECTIVENESS OF THE SHELF REGISTRATION STATEMENT RELATING TO THE NOTES PURSUANT TO THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT. THE DATE ON WHICH THE NOTES AND THE WARRANTS ARE SEPARABLE IS THE "SEPARATION DATE."[3]


--------------------------
1. This paragraph should be included only if the Note is issued in global form.

2.   This legend not required in the case of (1) a Note issued pursuant to
     Section 2.6(g)(ii) of the Indenture or (2) a Series B Note issued pursuant to Section 2.6(g)(iii) of the Indenture.

3. This legend is not required in the case of certain Notes as more particularly described in Section 2.6(k) of the Indenture.

                       HIGHWAYMASTER COMMUNICATIONS, INC.

             13 3/4% Senior Notes due 2005 [, Series A][, Series B]

         No.                                                         $
                                                                      ----------
                                                               CUSIP #
                                                                      ----------

         HighwayMaster Communications, Inc., a Delaware corporation (the "Company"), promises to pay to CEDE & CO. or registered assigns, the principal sum indicated on Schedule A hereof on September 15, 2005.

         Interest Payment Dates: March 15 and September 15, commencing on March 15, 1998.

         Record Dates:  March 1 and September 1.

                                           Dated:            ,
                                                  -----------  -----

                                           HIGHWAYMASTER COMMUNICATIONS, INC.


                                           By:
                                               --------------------------------
                                           Name:
                                                 ------------------------------

                                           Title:
                                                  -----------------------------


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the
Notes referred to in the
within-mentioned Indenture:


TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Trustee

By:
   ----------------------------------
         Authorized Signatory

Dated:
      --------------------------------

                         (Form of Reverse Side of Note)

             13  3/4% Senior Notes due 2005[, Series A] [,Series B]


         Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. The Notes will be limited in aggregate principal amount to $125 million (except as otherwise provided in Section 2.7 of the Indenture referred to below) and will mature on September 15, 2005. The Company promises to pay interest on the principal amount of this Note from the Closing Date until maturity. The Company will pay interest semi-annually on March 15 and September 15 of each year, commencing March 15, 1998, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date") to Holders of record on the immediately preceding March 1 and September 1, as appropriate (each, a "Record Date"). Interest on the Notes will accrue at the rate of 13 3/4% per annum from the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim enforceable against the debtor under such Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding any other provision of the Indenture or this Note: (i) accrued and unpaid interest on the Series A Notes being exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Series B Notes following the Exchange Offer, (ii) interest on the Series B Notes to be issued in the Exchange Offer shall accrue from the date the Exchange Offer is consummated and (iii) the Series B Notes shall have no provisions for Liquidated Damages.

         2. METHOD OF PAYMENT. The Company shall pay the principal of, and premium, interest and Liquidated Damages on, the Notes on the dates and in the manner provided herein, in the Indenture and in the Registration Rights Agreement. Principal of, and premium, interest and Liquidated Damages on, Definitive Notes will be payable, and Definitive Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. Principal of, and premium, interest and Liquidated Damages on, Global Notes will be payable by the Company through the Trustee to the Depositary by wire transfer of immediately available funds. Holders of Definitive Notes will be entitled to receive interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder.
If wire instructions have not been received by the Trustee with respect to any Holder of a Definitive

Note, payment of interest and Liquidated Damages, if any, may be made by check in immediately available funds mailed to such Holder at the address set forth upon the Register maintained by the Registrar.

         3. PAYING AGENT AND REGISTRAR. Initially, Texas Commerce Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity, except that none of the Company, its Subsidiaries or their Affiliates shall act (i) as Paying Agent in connection with any redemption, offer to purchase, discharge or defeasance, as otherwise specified in the Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

         4.      INDENTURE.

                 The Company issued the Notes under an Indenture dated as of September 23, 1997 (as such may be amended, supplemented or restated from time to time, the "Indenture") by and among the Company, the Initial Subsidiary Guarantor named therein, the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are senior obligations of the Company limited to $125 million in aggregate principal amount (except as otherwise provided in Section 2.7 of the Indenture).

                 The Indenture requires the Company to cause HighwayMaster Corporation and any other Person that becomes a Restricted Subsidiary after the Closing Date to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee the Notes. So long as no Default or Event of Default exists or would be caused thereby, any Person that is no longer a Restricted Subsidiary may, by execution and delivery to the Trustee of a supplemental indenture satisfactory to the Trustee, be released from its Subsidiary Guarantee and cease to Guarantee the Notes.

                 The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, pay dividends or make other distributions, repurchase any capital stock or Subordinated Indebtedness, make certain investments, create certain liens, enter into certain transactions with affiliates, sell assets, enter into certain mergers and consolidations, allow Restricted Subsidiaries to create certain dividend and other payment restrictions, enter into sale and leaseback transactions, and issue or sell capital stock of Restricted Subsidiaries.

         5.      OPTIONAL REDEMPTION.

                 The Notes will not be redeemable at the Company's option prior to September 15, 2001, except as provided below. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice to the

Holders, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

         YEAR                                         PERCENTAGE
         ----                                         ----------
         2001 ........................................    110.313%
         2002 ........................................    106.875%
         2003 ........................................    103.438%
         2004 and thereafter..........................    100.000%

                 Notwithstanding the foregoing, on and prior to September 15, 2000, the Company, at its option, may redeem, from time to time, up to 35% of the aggregate principal amount of the Notes at a redemption price of 113.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date with the net proceeds of an Equity Investment, as described in Section 3.7 of the Indenture; provided that no less than 65% of the aggregate principal amount of the Notes initially issued remains outstanding immediately after giving effect to such redemption; and provided, further, that such notice of redemption shall be given not later than 30 days, and such redemption shall occur not later than 90 days, after the date of the closing of the transaction giving rise to such Equity Investment. Unless the Company defaults in making such redemption payment, on and after the redemption date, interest ceases to accrue on the Notes or portions thereof called for redemption.

         6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

         7.      REPURCHASE AT OPTION OF HOLDER.

                 (a) Upon a Change of Control, the Company shall be required to make an offer to Holders to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase as provided in, and subject to the terms of, the Indenture.

                 (b) If the Company or any Restricted Subsidiary consummates any Asset Sale, the Company may be required, subject to the terms and conditions of the Indenture, to utilize a certain portion of the proceeds received from such Asset Sale to repurchase Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase.

         8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the

Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

         9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         10. UNCLAIMED MONEY. If money for the payment of principal, premium, interest or Liquidated Damages, if any, remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         11. DEFEASANCE PRIOR TO REDEMPTION OR MATURITY. Subject to certain conditions contained in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or Government Securities sufficient to pay the principal of, premium, interest and Liquidated Damages, if any, on, the Notes to redemption or maturity, as the case may be.

         12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA as then in effect.

         13.     DEFAULTS AND REMEDIES.

                 Events of Default include: (i) default for 30 days in the payment when due of any interest or Liquidated Damages payable with respect to the Notes at any time (provided that such 30-day grace period shall be inapplicable for the first six scheduled interest payments due on the Notes);
(ii) default in payment when due (whether at maturity, upon redemption or repurchase, or otherwise) of the principal of or premium, if any, on the Notes;
(iii) failure by the Company or any Restricted Subsidiary to comply with the provisions described under Articles 5, 10 or 11 or Sections 4.10 or 4.14 of the Indenture; (iv) failure by the Company or any Restricted Subsidiary for 30 calendar days after notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes to the Company and the Trustee to comply with any of its other agreements in the Indenture, the Notes or the Pledge Agreement; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness following the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness (including any obligation to redeem or repurchase such Indebtedness) prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final non-appealable judgments rendered against the Company or any of its Restricted Subsidiaries aggregating in excess of $5 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments become final and non-appealable; (vii) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary; (viii) certain events of breach, default, repudiation or unenforceability of the Pledge Agreement; and (ix) any Guarantee of the Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Restricted Subsidiary, or any Person acting on behalf of any Restricted Subsidiary, shall deny or disaffirm its obligations under its Guarantee of any Notes.

                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect any payment due, or to enforce the performance of any provision, under the Notes or the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except under clauses (i) or (ii) above) if it determines that withholding notice is in their interest.

         14. PLEDGE AGREEMENT. In order to secure the due and punctual payment of the principal of, premium, interest and Liquidated Damages, if any, on the Notes and the payment and performance of all other obligations of the Company to the Holders of the Notes or the Trustee under the Indenture, the Company has granted a first priority Lien on certain funds and Government Securities to the Trustee for the benefit of the Holders, as more particularly described in the Pledge Agreement. If the funds and Government Securities held in the Pledge Account exceed the amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first six scheduled interest payments due on the Notes (or, in the event an interest payment or interest payments have been made, an amount sufficient to provide for payment in full of any interest payments remaining, up to and including the sixth scheduled interest payment), if no Default or Event of Default is then continuing, upon the satisfaction of certain conditions specified in the Pledge Agreement, any such excess amount of funds and Government Securities shall be paid to the Company. Upon such payment to the Company, the Lien of the Trustee thereon for the benefit of the Holders shall be released.

         15. TRUSTEE'S DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee, subject to the provisions of TIA Section 310.

         16. NO RECOURSE AGAINST OTHERS. No past or present director, officer, employee, incorporator, partner or stockholder of either of the Company or any of its Subsidiaries, as such, shall have any liability for any obligations of the Company or its Subsidiaries under any of the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Notes.

         17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         19. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

         20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         21. GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK.

         22. SUCCESSOR CORPORATION. In the event a successor corporation assumes all the obligations of the Company under the Notes and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations.

                 The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement and the Pledge Agreement. Requests may be made to:


                          HighwayMaster Communications, Inc.
                          16479 Dallas Parkway
                          Suite 710
                          Dallas, Texas  75248
                          Phone No.:  (972) 732-2500
                          Telecopier No.:  (972) 930-7263
                          Attention:  General Counsel

                                ASSIGNMENT FORM


          To assign this Note, fill in the form below and have your signature guaranteed:

                  (I) or (we) assign and transfer this Note to


                 (Insert assignee's soc. sec. or tax I.D. no.)





             (Print or type assignee's name, address and zip code)

                              and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date: . . . . . . . . .    Your Name:
                                  (Print your name exactly as it appears on the face of this Note)
                    . .
                    . .    Your Signature:
                                  (Sign exactly as your name appears on the
                                  face of this Note)
                    . .
                    . .    Signature Guarantee*:





 . . . . . . . . . . . . . .
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE


                 If you elect to have this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, check the appropriate box below:

                  Section 4.10
Section 4.14

                 If you elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount (in minimum denominations of $1000 or integral multiples thereof) you elect to have purchased: $___________


Date:   . . . . . . .      Your Name:
                                       -----------------------------------------
                                         (Print your name exactly as it appears
                                          on the face of this Note)

                           Your Signature:
                                            ------------------------------------
                                              (Sign exactly as your name appears
                                               on the face of this Note)

                           Social Security or Tax Identification No.:
                                                                      ----------

                           Signature Guarantee*:
                                                 -------------------------------





 . . . . . . . . . . . . . .
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                   SCHEDULE A

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE [4]


                 The initial principal amount at maturity of this Global Note shall be $________. The following increases or decreases in this Global
Note have been made:


                          Amount of          Amount of        Principal Amount
                         decrease in        increase in        of this Global         Signature of
                       Principal Amount   Principal Amount     Note following       authorized officer
   Date of              of this Global     of this Global     such decrease (or       of Trustee or
  Exchange                  Note                Note              increase)          Note Custodian
-------------------------------------------------------------------------------------------------------





[4] This schedule should be included only if the Note is issued in global form.

                                   EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES
Re:   13  3/4% Senior Notes due 2005 (the "Notes") of HighwayMaster
         Communications, Inc. (the "Company").
                 This Certificate relates to $_____ principal amount of Notes held in * global or * definitive form by ________________ (the "Transferor").

The Transferor*:

                 has requested the Trustee by written order to deliver, in exchange for its beneficial interest in the Global Note held by the Depositary, a Note or Notes in definitive, registered form or a beneficial interest in the Series B Global Note issued pursuant to the Exchange Offer, in both cases in the authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or
                 has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.
                 In connection with such request and in respect of each such Note, the Transferor does hereby certify that it is familiar with the Indenture relating to the above captioned Notes, and the transfer of this Note does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because *:
         Such Note is being acquired for the Transferor's own account without transfer.

         Such Note is being transferred (i) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (ii) pursuant to an effective registration statement under the Securities Act.

         Such Note is being transferred to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests in the case of a transfer of Notes with an aggregate principal amount of $100,000 or less).

         Such Note is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act, provided that the Transferor understands that any Notes issued pursuant to Regulation S under the Securities Act may only be transferred in accordance with the provisions of Regulation S.

         Such Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests).

Date: . . . . . . . . .     Your Name:
                                      ------------------------------------------
                                       (Print your name exactly as it appears
                                        on the face of the Note)
                            Your Signature:
                                           -------------------------------------
                                            (Sign exactly as your name appears
                                             on the face of the Note)
           Social Security or Tax Identification No.:
                                                       -------------------------

Signature Guarantee**:
                      -------




----------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     B-1